Exhibit 4.1

EXECUTION VERSION

VANTIV, LLC,

as Issuer,

VANTIV ISSUER CORP.,

as Co-Issuer,

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED,

as Trustee,

THE BANK OF NEW YORK MELLON,

as U.S. Dollar Paying Agent and U.S. Dollar Transfer Agent,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Sterling Paying Agent and Sterling Transfer Agent and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH,

as Registrar.

INDENTURE

Dated as of December 21, 2017

4.375% Senior Notes due 2025

3.875% Senior Notes due 2025

SECTION 11.09	Currency Indemnity	98
SECTION 11.10	Currency Calculation	98
SECTION 11.11	Information	98
SECTION 11.12	Successors	98
SECTION 11.13	Counterpart Originals	99
SECTION 11.14	Severability	99
SECTION 11.15	Table of Contents, Headings, etc.	99
SECTION 11.16	USA Patriot Act	99

EXHIBITS

Exhibit A -	Form of Global Note

Exhibit B -	Form of Supplemental Indenture

INDENTURE, dated as of December 21, 2017, among: (i) Vantiv, LLC, a Delaware limited liability company and having its registered office at 8500 Governor’s Hill Drive, Symmes Township, Cincinnati, Ohio 45249 (the “Issuer”), (ii) Vantiv Issuer Corp., a Delaware corporation and having its registered office at 8500 Governor’s Hill Drive, Symmes Township, Cincinnati, Ohio 45249 (the “Co-Issuer”, and together with the Issuer, the “Issuers”), (iii) BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), (iv) The Bank of New York Mellon, as paying agent (the “U.S. Dollar Paying Agent”) and transfer agent (the “U.S. Dollar Transfer Agent”), (v) The Bank of New York Mellon, London Branch, as paying agent (the “Sterling Paying Agent”) and transfer agent (the “Sterling Transfer Agent”), and (vi) The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar (the “Registrar”).

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the $500,000,000 aggregate principal amount of the Issuers’ U.S. dollar-denominated 4.375% Senior Notes due 2025 issued on the date hereof (the “Original U.S. Dollar Notes”) and £470,000,000 aggregate principal amount of the Issuers’ sterling-denominated 3.875% Senior Notes due 2025 issued on the date hereof (the “Original Sterling Notes”, and together with the Original U.S. Dollar Notes, the “Original Notes”) and (ii) any Additional U.S. Dollar Notes (as defined below and, together with the Original U.S. Dollar Notes, the “U.S. Dollar Notes”) and any Additional Sterling Notes (as defined below and, together with the Original Sterling Notes, the “Sterling Notes”; the U.S. Dollar Notes, together with the Sterling Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquisition” means the acquisition of the outstanding Equity Interests of Worldpay Group plc by Parent and its subsidiaries.

“Additional Amounts” shall have the meaning set forth in Section 4.10.

“Additional Notes” shall have the meaning set forth in the preamble to this Indenture.

“Additional Sterling Notes” means any of the Issuers’ sterling-denominated 3.875% Senior Notes due 2025 issued under the terms of this Indenture after the date hereof in compliance with Section 2.13.

“Additional U. S. Dollar Notes” means any of the Issuers’ U.S. dollar-denominated 4.375% Senior Notes due 2025 issued under the terms of this Indenture after the date hereof in compliance with Section 2.13.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Paying Agent, Transfer Agent, Registrar or Authenticating Agent.

“Agent Members” shall have the meaning set forth in Section 2.17(a).

“Applicable Premium” means:

(1) with respect to a U.S. Dollar Note on any redemption date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess of (i) the present value as of such redemption date of (x) the redemption price of such Note on November 15, 2020 set forth in the second paragraph of Section 3.01(a) plus (y) all required interest payments due on such Note through November 15, 2020 (excluding accrued and unpaid interest thereon to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note; and

(2) with respect to a Sterling Note on any redemption date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess of (i) the present value as of such redemption date of (x) the redemption price of such Note on November 15, 2020 set forth in the second paragraph of Section 3.01(b) plus (y) all required interest payments due on such Note through November 15, 2020 (excluding accrued and unpaid interest thereon to, but excluding, the redemption date), computed using a discount rate equal to the Gilt Rate plus 50 basis points, over (ii) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of DTC or the Clearing Agency for such Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” shall have the meaning set forth in Section 2.02.

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“Bankruptcy Law” means (a) Title 11 of the U.S. Code (as may be amended from time to time) or (b) any other law of the United States (or any political subdivision thereof), England (or any political subdivision thereof) or the laws of any other relevant jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Business Day” means a day other than a Saturday or a Sunday or other day on which banks in London and New York are authorized or permitted by law, regulation or executive order to close for business.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP (as in effect on the Issue Date for purposes of determining whether a lease is a capital lease).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a company, shares of such company;

(3) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Card Association” means any credit, debit, charge card or other similar scheme (including but not limited to American Express, Diners Club, Mastercard and Visa).

“Cash Equivalents” means:

(1) U.S. dollars, Canadian dollars, euros, sterling and in the case of any Foreign Subsidiary or any jurisdiction in which the Issuer or any of its Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business;

(2) U.K. Government Obligations and U.S. Government Obligations, in each case maturing within one year after the date of acquisition thereof;

(3) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7) marketable short-term money market or similar securities, each rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(8) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above.

“Cash Management Services” means treasury, depository, overdraft, credit or debit card, including noncard payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services, other cash management services and all services performed by any of the lenders or their Affiliates under the Clearing Agreement.

“Change in Tax Law” shall have the meaning set forth in Section 3.04.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than any such direct or indirect sale, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries to an Affiliate of any Issuer for the purpose of reincorporating such Issuer in another jurisdiction, changing its domicile or changing its corporate form; provided that such transaction complies with Section 5.01;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuers; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

Notwithstanding the foregoing, (a) the Transactions will not constitute or give rise to a Change of Control and (b) a transaction in which the Issuer or a parent of the Issuer becomes a Subsidiary of another Person (any such Person in this clause (b), the “New Parent”) will be deemed not to constitute a Change of Control if either (i) holders of the voting power of the Voting Stock of the Issuer or such parent, as the case may be, immediately prior to such transaction Beneficially Own at least a majority of the total voting power of the Voting Stock of the Issuer or the New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the voting power of the Voting Stock of the Issuer or such parent, as the case may be, prior to such transaction or (ii) immediately following the consummation of such transaction, no “person” (as defined above), other than the New Parent and Persons that are a Subsidiary of the New Parent, is the Beneficial Owner of more than 50% of the voting power of the Voting Stock of the Issuer or the New Parent.

“Change of Control Offer” shall have the meaning set forth in Section 4.09.

“Change of Control Payment” shall have the meaning set forth in Section 4.09.

“Change of Control Payment Date” shall have the meaning set forth in Section 4.09.

“Change of Control Repurchase Event” means a Change of Control and a Rating Event.

“Charges” means any charge, expense, cost, accrual or reserve of any kind.

“Clearing Agreement” means Clearing, Settlement and Sponsorship Services Agreement by and between the Issuer and Fifth Third dated as of July 27, 2016, as the same may be amended, modified, supplemented, restated, amended and restated or replaced from time to time.

“Clearing Agency” means one or more of Euroclear or Clearstream Banking.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Company” refers to Worldpay, Inc., the combined entity comprising Vantiv, Inc. and its Subsidiaries and Worldpay Group plc and its Subsidiaries on and after completion of the Acquisition.

“Commission” means the U.S. Securities and Exchange Commission, or any successor entity thereof from time to time.

“Common Depositary” means the common depositary for Euroclear and Clearstream, which shall be The Bank of New York Mellon, London Branch, or its nominee.

“Completion Date” means the closing date of the Acquisition.

“Completion Date Guarantors” means Vantiv Company, LLC, NPC Group, Inc., National Processing Company Group, Inc., Vantiv Services Company, Best Payments Solutions, Inc., Vantiv ISO, Inc., Vantiv Integrated Payments Solutions, Inc., Vantiv Ecommerce, LLC, MPS Holding Corp., Vantiv Integrated Payments, LLC, Paymetric Holdings, Inc., Paymetric Intermediate Holdings, Inc., Paymetric, Inc. and Vantiv Payments, Inc.

“Consolidated EBITDA” means, with respect to any Person in respect of any Relevant Period, the Consolidated Net Income of such Person and its Subsidiaries for such Relevant Period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income (other than in the case of clause (7) below), the sum of the following amounts for such Relevant Period:

(1) any Consolidated Interest Expense;

(2) taxes (as though the Issuer were a corporation) based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), including (without duplication) distributions made to any parent of the Issuer to permit such parent make distributions for taxes and payments in connection with any tax receivable agreements;

(3) any amount attributable to depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs,

(4) any Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or other modification thereof) (whether or not successful), including in connection with the Transactions,

(5) Non-Cash Charges;

(6) the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-wholly owned Subsidiary,

(7) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of an Officer) related to asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and other similar initiatives and transactions conducted after the Issue Date;

(8) transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that (in the good faith determination of an Officer) reimbursement for such fees, costs and expenses is reasonably expected within the next four fiscal quarters;

(9) earn-out obligations incurred in connection with any acquisitions or other investment and paid or accrued during the applicable period and similar acquisitions completed prior to the Issue Date; and

(10) business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as receipt of the same is reasonably expected (in the good faith determination of an Officer) within the next four fiscal quarters); minus

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period); provided, that, if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to Consolidated EBITDA for such period to the extent excluded from Consolidated EBITDA in any prior period, in each case, as determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any Relevant Period, the aggregate amount of interest expense (net of interest income), whether paid or accrued, by such Person or any of its Subsidiaries (calculated on a consolidated basis) for that Relevant Period, plus (without duplication):

(1) (a) unused line, commitment, utilization and non-utilization fees; (b) commissions, discounts and other fees and charges owed with respect to letter of credit and bankers’ acceptance financing; (c) the interest (but not the capital) element of payments in respect of Capital Lease Obligations; (d) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of any Hedging Obligations or other derivative instruments in accordance with GAAP); (e) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs; and (f) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) interest expense, actual or deemed finance charges in relation to any Pension Items; (x) amounts relating to any write-off or amortization of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or early termination of Hedging Obligations; (y) fees related to any securitization or other structured finance transaction; and (z) accrual or accretion of discounted liabilities other than Indebtedness; and

(2) consolidated capitalized interest of such Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(1) the cumulative effect of a change in accounting principles during such period to the extent included in net income (loss), including any impact resulting from an election to apply IFRS at any time following the Issue Date or an election to establish GAAP or IFRS as in effect at any time following the Issue Date;

(2) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period;

(3) the income (or loss) of any Person (other than a Subsidiary of the Issuer) in which any other Person (other than the Issuer or any of its Subsidiaries) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Subsidiaries or that (as reasonably determined by an Officer) could have been distributed to the Issuer or any of its Subsidiaries as a dividend or other distribution by such Person during such period;

(4) the income of any Subsidiary of the Issuer (other than the Co-Issuer) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Subsidiary to the Issuer or any other Subsidiary that is not subject to such prohibitions;

(5) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Subsidiaries or that Person’s assets are acquired by the Issuer any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”);

(6) gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan;

(7) any net gains or Charges with respect to (x) disposed, abandoned, divested or discontinued assets, properties or operations (other than, at the option of the Issuer, assets, properties or operations pending the disposal, abandonment, divestiture or termination thereof) and (y) facilities that have been closed during such period;

(8) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations;

(9) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk);

(10) any non-cash expenses and costs that result from the issuance of stock-based awards, limited liability company or partnership interest-based awards and similar incentive-based compensation awards or arrangements;

(11) the non-cash impact of purchase or recapitalization accounting;

(12) extraordinary or exceptional gains or Charges (including, without limitation, costs of and payments of legal settlements, fines, judgments or orders) and unusual or non-recurring gains or Charges;

(13) Charges attributable to the undertaking or implementation of cost savings initiatives, operating expense reductions and other restructuring and integration charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans);

(14) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment, cancellation or forgiveness of Indebtedness or early termination of Hedging Obligations; and

(15) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or early termination of Hedging Obligations.

“Consolidated Secured Debt” means, at any date of determination, the aggregate principal amount of Funded Debt outstanding on such date that is secured by a Lien on any property or asset of the Issuer, or any on any property or asset of, or Capital Stock of, its Subsidiaries other than Funded Debt secured by permitted Liens pursuant to clauses (20), (22) and (26) of the definition of “Permitted Liens.”

“Consolidated Total Assets” means, at any time, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Issuer and its Subsidiaries at such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means, means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at the address specified in Section 11.01, or such other address as the Trustee may designate from time to time by notice to the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuers).

“Covenant Defeasance” shall have the meaning set forth in Section 8.03.

“Credit Facilities” means, one or more debt facilities including, without limitation the Senior Secured Credit Facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or bank guarantees, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07(e) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Principal Amount” attached thereto.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of dollars obtained by converting such foreign currency involved in such computation into U.S. dollars using the average of the noon buying rates in New York City for cable transfers in foreign currencies for customs purposes for the week preceding the Issue Date published by the Federal Reserve Bank of New York at least three Business Days prior to the Issue Date, such rate being £1 = $1.33614.

“DTC” means The Depository Trust Company, its nominees and their successors.

“Equity Interests” means Capital Stock and any warrants, rights or options to purchase or other arrangements or rights to acquire Capital Stock.

“Equity Offering” means a public offering or private sale of (x) Equity Interests of the Issuer, Parent or any other direct or indirect parent of the Issuer, (in the case of an offering or sale by Parent or any other direct or indirect parent of the Issuer, to the extent such cash proceeds are contributed to the Issuer), other than (1) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions and (2) offerings and sales to a Subsidiary of the Issuer.

“Escrow Accounts” means the separate accounts, under the sole control of the Escrow Agent, in which only cash in U.S. dollars or cash in sterling, the proceeds thereof and interest earned thereon will be held in such accounts.

“Escrow Agent” means The Bank of New York Mellon, London Branch, as escrow agent (in such capacity, together with its successors).

“Escrow Agreement” means the escrow agreement dated the date hereof (as amended, supplemented or modified from time to time), by and among the Issuer, the Trustee, the Escrow Agent and the Escrow Security Agent.

“Escrow Longstop Date” means April 30, 2018.

“Escrow Security Agent” means BNY Mellon Corporate Trustee Services Limited.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the closing of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Escrowed Property” means the gross proceeds of the offering of the Original Notes (together with any other property from time to time held by the Escrow Agent in the Escrow Accounts).

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Event of Default” shall have the meaning set forth in Section 6.01

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FATCA” shall have the meaning set forth in Section 4.10.

“Fifth Third” means Fifth Third Bancorp.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

“Funded Debt” means Indebtedness under clauses (1) or (2) (other than Indebtedness arising under clauses (1) or (2) in respect of Cash Management Services and the Notes), (5) (to the extent, in the case of clause (5), that such obligations are funded obligations that have not been reimbursed within five Business Days following the funding thereof), (6) and (8) of such definition of the Issuer and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles of the United States, as in effect from time to time, unless at any date after the Issue Date the Issuer makes an irrevocable election to establish that “GAAP” will mean GAAP as in effect on a date that is on or prior to the date of such election; provided, that any calculation or determination under the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to establish GAAP to mean GAAP as in effect on a specific date shall remain as previously calculated or determined in accordance with GAAP as in effect from time to time. At any time after the Issue Date, the Issuer may irrevocably elect to apply International Financial Reporting Standards (“IFRS”), as in effect at the time of such election, in lieu of GAAP and, from and after any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time, unless at any date after the Issue Date the Issuer makes an irrevocable election to establish that “IFRS” will mean IFRS as in effect on a date that is on or prior to the date of such election; provided, that any calculation or determination under the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS or to establish IFRS to mean IFRS as in effect on a specific date shall remain as previously calculated or determined in accordance with GAAP or IFRS as in effect from time to time. Promptly after the making of any such election, the Issuer shall deliver an Officer’s Certificate to the Trustee and a notice to the Holders, in each case, providing notice of any election made in accordance with this definition.

“Gilt Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.K. Government Obligations with a fixed maturity (as compiled by the debt management office statistics that have become publicly available at least two Business Days prior to such redemption date or, in the case of a redemption in connection with a satisfaction and discharge or defeasance, that have become publicly available at least two Business Days prior to the deposit of funds with the Trustee in accordance with the applicable provisions of the Indenture (or, if such statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2020; provided, however, that if the period from such redemption date to November 15, 2020 is less than one year, the weekly average yield on actually traded U.K. Government Obligations denominated in pound sterling adjusted to a fixed maturity of one year shall be used.

“Global Notes” means the Rule 144A Global Notes and Regulation S Global Notes, collectively.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business).

“Guarantee” means any guarantee by a Guarantor of the Issuers’ obligations under this Indenture and the Notes pursuant to the terms of this Indenture.

“Guarantors” means each Completion Date Guarantor that provides a Guarantee on the Escrow Release Date, each Post-Completion Date Guarantor that provides a Guarantee within 90 days of the Escrow Release Date, each existing and future Subsidiary of the Issuer (other than the Co-Issuer) that provides a Guarantee and any existing and future parent of the Issuer or other Person that may provide a Guarantee in the future, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity hedging arrangements.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis or where recourse is limited to customary warranties and indemnities) and only to the extent of any recourse;

(4) any portion of Capital Stock which is expressed to be redeemable mandatorily or at the option of the holder prior to the maturity date of the Notes (other than in connection with a change of control) or which are otherwise classified as borrowings under GAAP;

(5) banker’s acceptances, letters of credit and similar instruments;

(6) Capital Lease Obligations;

(7) all obligations under any so-called “synthetic lease” transaction entered into by such Person;

(8) the purchase price of property or assets all or part of which is secured by a purchase money mortgage or other Lien;

(9) the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or

(10) net obligations of such Person under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) trade payables in the ordinary course of business; (2) any lease, concession or license of property which would be considered an operating lease under GAAP as in effect on the Issue Date and any guarantee given by the Issuers or any of their Subsidiaries in the ordinary course of business solely in connection with, and in respect of, the obligations of the Issuers or any of their Subsidiaries under any operating lease; (3) Contingent Obligations in the ordinary course of business; (4) in connection with the purchase by the Issuers or any of their Subsidiaries of any business, any post-closing payment adjustments or earn-out payments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until such obligations are recognized on the balance sheet of such person under GAAP; (5) all pension-related and post-employment obligations or liabilities, intra-day exposures; (6) in respect of Trade Instruments; (7) any Settlement Debt and Settlement Obligations; and (8) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Independent Operations” means, with respect to any parent of the Issuer, that parent’s total revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in (including any loans to) the Issuer and its Subsidiaries), determined in accordance with GAAP and as shown on the most recent income statement of that parent, is more than 3.00% of that parent’s corresponding consolidated amount.

“Investment Grade Rating” means a rating equal to or higher than BBB- with respect to S&P, Baa3 with respect to Moody’s, or any equivalent rating by any Rating Agency.

“Issue Date” means the date on which Notes are originally issued under this Indenture.

“Issuer Order” means a written order or request signed in the name of the Issuer by an Officer, member of the Board of Directors or authorized signatory of the Issuer so authorized to sign, and delivered to the Trustee.

“Legal Defeasance” shall have the meaning set forth in Section 8.02.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Maturity Date” means November 15, 2025.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method and (c) all other non-cash charges (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated December 7, 2017, relating to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by any Officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or its Subsidiaries.

“Original Notes” shall have the meaning set forth in the preamble to this Indenture.

“Original Sterling Notes” shall have the meaning set forth in the preamble to this Indenture.

“Original U.S. Dollar Notes” shall have the meaning set forth in the preamble to this Indenture.

“Parent” means Vantiv, Inc.

“Paying Agents” shall have the meaning set forth in Section 2.03.

“Payment Default” shall have the meaning set forth in Section 6.01(4)(a).

“Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current cash service costs.

“Permanent Regulation S Global Note” shall have the meaning set forth in Section 2.01.

“Permitted Incremental Incurrence Amount” means such amount that would not result in the Issuer’s Secured Leverage Ratio exceeding 5.00 to 1.00 for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available determined on a Pro Forma Basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred and the application of proceeds occurred on the last day of such four fiscal quarter period.

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1) the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and

(2) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1) Liens created for the benefit of or to secure the Notes or the Guarantees;

(2) Liens in favor of the Issuer, the Co-Issuer or any Guarantor;

(3) Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Issuer or any Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Issuer or the Subsidiary;

(4) Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property or assets or Capital Stock, as applicable;

(5) Liens (a) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or (b) arising by operation of law incurred in the ordinary course of business;

(6) Liens (a) to secure acquisition, lease, development, construction, alteration, repair or improvement costs, or to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing such costs or Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, (b) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, and (c) arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of assets acquired by or goods supplied to the Issuer or any Subsidiary of the Issuer in the ordinary course of business;

(7) Liens existing on, or provided for or required to be granted under written agreements on, the Issue Date (other than under the Senior Secured Credit Facilities) and, in respect of Worldpay, Liens existing on or provided for or required to be granted under written agreements on, the Completion Date;

(8) Cash collateral provided in respect of letters of credit or bank guarantees to the issuer of those letters of credit or bank guarantees;

(9) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(10) Liens granted or arising over any Equity Interests issued in connection with any employee or management incentive scheme or similar arrangement;

(11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith and for which adequate reserves have been provided in accordance with GAAP;

(12) statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;

(13) Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;

(14) Liens securing Hedging Obligations not for speculative purposes;

(15) Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;

(16) Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against the Issuer or any Subsidiary of the Issuer relating to litigation being contested in good faith by appropriate proceedings;

(17) Liens securing an order of attachment or injunction restraining a disposal of assets or similar legal process arising in connection with any legal proceedings which are contested by the Issuer or its Subsidiaries in good faith by appropriate proceedings;

(18) Liens securing any Permitted Interest;

(19) Liens securing goods and documents of title relating to those goods arising in the ordinary course of letter of credit or other documentary credit transactions entered into in the ordinary course of business and any other Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(20) any Lien (including cash collateral) granted by the Issuer or any of its Subsidiaries in the ordinary course of business to secure obligations of the Issuer or any of its Subsidiaries if, and to the extent required, under the membership regulations or other related membership documents of any Card Association or required for any sponsorship agreements or required for the benefit of any Regulated Entity, including liens in favor of Fifth Third created pursuant to the Clearing Agreement and other financial institutions pursuant to similar sponsorship, clearinghouse or settlement arrangements;

(21) extensions, substitutions, replacements or renewals of Liens permitted by the Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

(22) Liens on assets or property of a Subsidiary of the Issuer other than the Co-Issuer or a Guarantor securing Indebtedness of such Subsidiary or another Subsidiary (other than the Co-Issuer or a Guarantor);

(23) encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Subsidiaries or to the ownership of its properties which do not materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

(24) (a) leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case, entered into in the ordinary course of business and (b) Liens on assets located on a leased premises and deposits in each case in respect of obligations relating to real estate leased or licensed by the Issuer or any Subsidiary of the Issuer;

(25) any interest or title of a lessor under, or any Lien as a consequence of, any Capital Lease Obligation, finance lease obligation or operating lease obligation (including, for avoidance of doubt, any interest or title of a lessor in any property or assets);

(26) (i) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities are held in escrow accounts or similar arrangement and (ii) Liens on the Escrow Accounts for the benefit of the Holders of the Notes, the Escrow Security Agent, the Escrow Agent and the Trustee;

(27) limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures Liens on cash advances in favor of the seller of any property to be acquired in a joint venture or other investment to be applied against the contribution to such joint venture or purchase price for such investment;

(28) any Lien arising over any bank accounts or custody accounts or other clearing banking facilities held with any bank or financial institution under the standard or usual terms and conditions of such bank or financial institution and Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Issuer or any Subsidiary of the Issuer to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Subsidiary of the Issuer in the ordinary course of business;

(29) any cash management, cash pooling, netting or set-off arrangement entered into by the Issuer or any Subsidiary of the Issuer in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Issuer and its Subsidiaries (including an ancillary facility, which is an overdraft comprising more than one account) or otherwise in connection with cash management, cash pooling or similar or equivalent arrangements and any Lien granted to a financial institution on that financial institution’s standard terms and conditions in respect of accounts and services;

(30) any Lien over assets the subject of a sale and leaseback not in contravention of the Indenture;

(31) any Lien arising as a result of a disposal which is permitted in accordance with the terms of the Indenture;

(32) Liens under netting or set-off arrangements in the ordinary course of business between the Issuer and its Subsidiaries and their respective suppliers or customers and not securing Indebtedness;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens over documents of title and goods as part of a documentary credit transaction entered into in the ordinary course of business;

(35) Liens granted in favor of creditors of the Issuer or any of its Subsidiaries in relation to a Permitted Reorganization or capital reduction of the Issuer or any of its Subsidiaries, to the extent necessary to ensure that the Permitted Reorganization or capital reduction occurs;

(36) any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under the Indenture;

(37) Liens solely on any cash earnest money deposits or escrow arrangements made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(38) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(39) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry and (iv) granted in the ordinary course of business by the Issuer or any Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken order AGB-Sparkassen) in Germany), in each case, which are within the general parameters customary in the banking industry;

(40) any Lien arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions;

(41) Liens securing obligations in respect of Funded Debt that do not exceed the sum of (i) $8,800.0 million (with any letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) and (ii) the Permitted Incremental Incurrence Amount;

(42) Liens securing Indebtedness under the Senior Secured Credit Facilities in an aggregate principal amount that does not exceed $595.0 million if the proceeds of such Indebtedness are applied to refinance the Worldpay Notes and accrued but unpaid interest with respect thereto within 150 days of the Escrow Release Date; and

(43) Liens securing obligations that do not exceed the greater of (a) $375.0 million (equivalent) and (b) 4.0% of the Consolidated Total Assets of the Issuer and its Subsidiaries.

For purposes of determining compliance with this definition, (A) Liens need not be incurred solely by reference to one or more categories of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (41) of the definition thereof (giving pro forma effect to the incurrence of such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (41) of the definition thereof and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition or pursuant to Section 4.06.

“Permitted Reorganization” means:

(1) an acquisition by way of merger (not involving the Issuer); provided that the acquisition is not expressly prohibited by the terms of this Indenture;

(2) an amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction of the Issuer or any of its Subsidiaries whether in relation to the business or assets or shares (or other interests) of the Issuer or that Subsidiary or otherwise (including, in each case, any steps or actions necessary to implement such transactions); provided that such amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization winding up or corporate reconstruction is not otherwise prohibited by this Indenture; and

(3) any amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction involving the business of, or shares of (or other interests in) the Issuer or any of its Subsidiaries which is implemented to comply with any applicable law or regulation (including any steps or actions necessary to implement such transactions).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“primary obligations” shall have the meaning set forth in the definition of “Contingent Obligations” in this Section 1.01.

“primary obligor” shall have the meaning set forth in the definition of “Contingent Obligations”‘ in this Section 1.01.

“Post-Completion Date Guarantors” means the wholly owned Subsidiaries of Worldpay as of the Completion Date that are not Foreign Subsidiaries.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated for which internal financial statements are available.

“Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease in Consolidated EBITDA, which pro forma increase or decrease shall be based on the Issuer’s good faith projections and reasonable assumptions as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period to effect operating expense reductions and other operating improvements or synergies reasonably expected to result from a Specified Transaction; provided that, so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period.

“Pro Forma Basis” means, with respect to compliance hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the Issuer or any division or product line of the Issuer or any of its Subsidiaries, shall be excluded, and (ii) in the case of an acquisition or investment that is a Specified Transaction, shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Issuer or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Issuer or any of its Subsidiaries; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Issuer and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment.”

“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness,” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Senior Secured Credit Facilities, commercial bank or similar Indebtedness, Capital Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agencies” means S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Issuer (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Event” means (1) if on the date of the first public announcement of an event that constitutes a Change of Control the Notes are then rated by both Rating Agencies as having an Investment Grade Rating, there is a decrease in the rating of the Notes by one of the Rating Agencies on or within 60 days of the date of the Change of Control (which period shall be extended so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes) which causes the Notes to no longer have an Investment Grade Rating from both Rating Agencies or (2) if on the date of first public announcement of an event that constitutes a Change of Control the Notes are not then rated by both Rating Agencies as having an Investment Grade Rating, there is a decrease in the Rating Category of the Notes by at least one of the Rating Agencies on or within 60 days of the date of the Change of Control (which period shall be extended so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes) which decrease results in the rating on the Notes by such Rating Agency to be at least one Rating Category below the rating of the Notes issued by such Rating Agency immediately preceding the public announcement of the event that continues the relevant Change of Control.

“Record Date” means a record date specified in the Notes.

“Registrar” shall have the meaning set forth in Section 2.03.

“Regulated Entity” means any of the Issuer or its Subsidiaries whose business activities are subject to license, supervised or regulated by a Relevant Regulator.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Notes” shall have the meaning set forth in Section 2.01.

“Relevant Period” means the Issuer’s most recently ended four consecutive fiscal quarters for which internal financial statements are available (as determined in the good faith of the Issuer).

“Relevant Regulator” means the U.S. Federal Reserve Bank or any other U.S. or foreign entity, agency, governmental authority or person that has regulatory authority over the business or operations of any of the Issuer or its Subsidiaries.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Issuer.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.10.

“Required Filing Dates” shall have the meaning set forth in Section 4.08.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A Global Note” shall have the meaning set forth in Section 2.01.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Debt as of such date to (y) Consolidated EBITDA on a Pro Forma Basis for the period of four most recent consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by the Issuer or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Senior Secured Credit Facilities” refers to the term loans and revolving credit facility of the Issuer, governed by the second and third amended and restated credit facilities agreements, dated September 8, 2017, among the Issuer, as borrower, the subsidiaries of the Issuer party thereto, the various lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders and the other agents party thereto, in each case, as amended by amendment no. 4 thereto dated October 3, 2017, and in each case, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, without limitation as to amount, terms, conditions, covenants or other provisions) from time to time.

“Settlement Assets” means in the case of each of the Issuer or any of its Subsidiaries:

(1) any amounts owed to the Issuer or any of its Subsidiaries from cardholders of any Card Association or sponsoring member for a Card Association after taking into account write downs for anticipated doubtful debts;

(2) any amounts due from a Card Association, sponsoring member for a Card Association, bank, financial institution or other similar entity or person under Settlement Contracts; and

(3) any Settlement Cash Balances.

“Settlement Cash Balances” means, in the case of each of the Issuer or any of its Subsidiaries, cash in hand or credited to any account with a bank, financial institution or other similar entity and which has been received from a Card Association, sponsoring member for a Card Association, merchant or cardholder of a Card Association or a bank, financial institution or other similar entity or person under Settlement Contracts and is held by or on behalf of the Issuer or any of its Subsidiaries or by a person who has entered into a sponsorship agreement with the Issuer or any of its Subsidiaries and is holding such cash on such Issuer or any of its Subsidiaries’ behalf, in each case, for onward payment to Card Associations, sponsoring members for a Card Association, merchants, cardholders, banks, financial institutions or other similar entities or persons.

“Settlement Contracts” means, in the case of each of the Issuer or any of its Subsidiaries, contracts entered into between the Issuer or any of its Subsidiaries and (a) merchants or other parties who may refer or introduce merchants for the provision of point of sale, e-commerce gateway, merchant acquiring or related payment processing services (or a combination of such services) or (b) Card Associations, sponsoring members for a Card Association, cardholders, banks, financial institutions or other similar entities or persons for the provision of issuer services/processing activities or related issuer services/processing activities (or a combination of such services).

“Settlement Debt” means any indebtedness of the Issuer or any of its Subsidiaries (including, without limitation, any intra-day or clearing facility) which together with Settlement Assets are used directly or indirectly to pay Settlement Obligations.

“Settlement Obligations” means in the case of each of the Issuer or any of its Subsidiaries:

(1) any amounts due from the Issuer or any of its Subsidiaries to cardholders of any Card Association who have deposited amounts with the Issuer or any of its Subsidiaries for lunch vouchers, prepaid cards or other similar card schemes; and

(2) any Settlement Payables.

“Settlement Payables” means, in the case of each of the Issuer or any of its Subsidiaries, the amounts payable to a Card Association, sponsoring member for a Card Association, merchant, cardholder of a Card Association, bank, financial institution or other similar entities or persons under Settlement Contracts in respect of transactions which have been notified to the Issuer or its Subsidiaries including amounts held as deferred settlement amounts arising from timing differences, interchange expenses, merchant reserves and exception items, and amounts withheld for any other reason from such merchants, Card Associations, sponsoring members for a Card Association, cardholders, banks, financial institutions or other similar entities or persons.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Special Mandatory Redemption” shall have the meaning set forth in Section 3.09.

“Special Mandatory Redemption Date” shall have the meaning set forth in Section 3.09.

“Special Mandatory Redemption Event” shall have the meaning set forth in Section 3.09.

“Special Mandatory Redemption Price” shall have the meaning set forth in Section 3.09.

“Specified Transaction” means, with respect to any period, (a) the Transactions, (b) any acquisition or the making of other investment pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired or (c) the disposition of all or substantially all of the assets or stock of a Subsidiary (or any line of business or division thereof).

“Sterling Notes” shall have the meaning set forth in the preamble to this Indenture.

“Sterling Paying Agent” shall have the meaning set forth in Section 2.03.

“Sterling Transfer Agent” shall have the meaning set forth in Section 2.03.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that the term “Subsidiary,” including for purposes of Section 4.06 and Sections 6.01(5) and (6), shall exclude (except for the Issuers) (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of the Issuer and its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Issuer in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Issuer.

“Successor Guarantor” shall have the meaning set forth in Section 5.01.

“Successor Issuer” shall have the meaning set forth in Section 5.01.

“Taxes” shall have the meaning set forth in Section 4.10.

“Temporary Regulation S Global Note” shall have the meaning set forth in Section 2.01.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of the Issuers or any of their Subsidiaries arising in the ordinary course of business.

“Transactions” refers to the Acquisition, the issuance of the Notes, certain borrowings under the Senior Secured Credit Facilities and use of cash on hand to provide the cash consideration for the Acquisition, to refinance existing debt of Worldpay, to pay fees and expenses in connection with the foregoing, the grant of guarantees in respect of the Senior Secured Credit Facilities and the Notes by the Post-Completion Date Guarantors, and other related transactions.

“Transaction Costs” means all fees, commission, costs and expenses, stamp, registration and other taxes incurred (or required to be paid) by the Issuer or any of its Subsidiaries in connection with any acquisition, disposal or investment not prohibited under the terms of the Indenture or any amendments to the Senior Secured Credit Facilities and, in each case, the negotiation, preparation, execution, notarization and registration of all related documentation.

“Transfer Agent” shall have the meaning set forth in Section 2.03.

“Treasury Rate” means, as of any redemption date, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date or, in the case of a redemption in connection with a satisfaction and discharge or defeasance, as of the date that is two Business Days prior to the deposit of funds with the Trustee in accordance with the applicable provisions of the Indenture) of the yield to maturity of U.S. Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to November 15, 2020; provided, however, that if the period from the redemption date to November 15, 2020 is not equal to the constant maturity of a U.S. Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2020 is less than one year, the weekly average yield on actually traded U.S. Treasury securities (or other comparable benchmark) adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division—Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Dollar Notes” shall have the meaning set forth in the preamble to this Indenture.

“U.S. Dollar Paying Agent” shall have the meaning set forth in Section 2.03.

“U.S. Dollar Transfer Agent” shall have the meaning set forth in Section 2.03.

“U.K. Government Obligations” means direct obligations of, or obligations guaranteed by, the United Kingdom, and the payment for which the United Kingdom pledges its full faith and credit.

“U.S. Government Obligations” means securities that are either (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act or any successor rule.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Worldpay” refers to Worldpay Group plc and its consolidated subsidiaries, unless otherwise stated or unless the context otherwise requires.

“Worldpay Notes” refers to the €500.0 million aggregate principal amount of 3.75% Senior Notes due 2022 issued by Worldpay Finance plc on November 10, 2015.

SECTION 1.02 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “or” is not exclusive;

(d) the term “including” is not limiting;

(e) words in the singular include the plural, and words in the plural include the singular;

(f) provisions apply to successive events and transactions; and

(g) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

For purposes of determining compliance with any U.S. dollar-denominated restriction contained in this Indenture, the U.S. dollar equivalent principal amount of Indebtedness denominated in a different currency shall be, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness refinanced determined on the date such Indebtedness was originally incurred. Notwithstanding any other provision of this Indenture, the maximum amount of any U.S. dollar-denominated restriction contained in this Indenture shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

ARTICLE II

THE NOTES

SECTION 2.01 Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuers. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, Trustee, the Registrar, the Transfer Agents and the Paying Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern. The Notes will initially be represented by the Global Notes.

Notes offered and sold to non-U.S. persons outside the United States in offshore transactions in their initial distribution in reliance on Regulation S shall be initially issued in temporary global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A collectively, the “Temporary Regulation S Global Notes”). Except as set forth in Section 2.07(c), beneficial interests in the Temporary Regulation S Global Notes will not be exchangeable for interests in the Rule 144A Global Notes, a permanent global note (a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”) or any other Note prior to the expiration of the Distribution Compliance Period. After expiration of the Distribution Compliance Period, Temporary Regulation S Global Notes may be exchanged for beneficial interests in a Rule 144A Global Note or a Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Regulation S Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or additional Regulation S Global Notes, as hereinafter provided.

Notes offered and sold in their initial distribution to QIBs in reliance on Rule 144A shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Initial Rule 144A Global Notes” and together with any other Note evidencing the debt, or any portion of the debt, evidenced by such Initial Rule 144A Global Notes, the “Rule 144A Global Notes”). The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Notes or in consequence of the issue of Definitive Notes or additional Rule 144A Global Notes, as hereinafter provided.

SECTION 2.02 Execution and Authentication. One authorized signatory of each of the Issuers, who have been authorized by all requisite corporate actions, shall sign the Notes for the applicable Issuer by manual or facsimile signature.

If an Officer, member of the Board of Directors or authorized signatory of the applicable Issuer whose signature is on a Note was an Officer, member of such Board of Directors or authorized signatory at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall, upon receipt of an Issuer Order, authenticate (i) (x) the Original U.S. Dollar Notes for original issue on the Issue Date in an aggregate principal amount of $500 million and (y) the Original Sterling Notes for original issue on the Issue Date in an aggregate principal amount of £470 million and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent permitted hereunder and subject to the terms of this Indenture. The Notes and any Additional Notes subsequently issued will be treated as the same series of Notes as the relevant Original Notes for all purposes under this Indenture, including for purposes of waivers, amendments, redemptions and offers to purchase; provided, however, Additional Notes will not be consolidated and form a single series with the outstanding Notes of the relevant series unless such Additional Notes are fungible with the relevant outstanding Notes of that series for U.S. federal income tax purposes. Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. Upon receipt of an Issuer Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Issuers. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. The Dollar Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof and the Sterling Notes will be issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

SECTION 2.03 Registrar and Paying Agents. The Issuers shall maintain one or more offices or agencies where (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange (such office or agency, the “Registrar”), (b) (x) U.S. Dollar Notes that are Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment in New York City (the “U.S. Dollar Paying Agent”) and (y) Sterling Notes that are Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment in the City of London (the “Sterling Paying Agent” and, together with the U.S. Dollar Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served. In the event that Definitive Notes are issued, the Issuers shall ensure that at least one Person located in New York City and at least one Person located in the City of London, in each case reasonably acceptable to the Trustee, is maintained as a Paying Agent where Definitive Notes and this Indenture may be served and (ii) in the case of a Paying Agent, Definitive Notes may be presented or surrendered for payment. The Issuers will also maintain one or more transfer agents, including one in New

York City (the “U.S. Dollar Transfer Agent”) and one in the City of London (the “Sterling Transfer Agent” and, together with the U.S. Dollar Transfer Agent, the “Transfer Agents” and each, a “Transfer Agent”). The Registrar shall keep a register of the Definitive Notes and of their transfer and exchange. Notices and demands in respect of Global Notes shall be made by the Issuers in accordance with Section 11.01. The Issuers, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar and the term “Paying Agents” includes any additional applicable Paying Agents.

The Issuers initially appoint The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar, The Bank of New York Mellon, as U.S. Dollar Paying Agent and U.S. Dollar Transfer Agent, and The Bank of New York Mellon, London Branch, as Sterling Paying Agent and Sterling Transfer Agent, until such time as any such entity has resigned or a successor has been appointed. In the event that an applicable Paying Agent, Registrar or Transfer Agent is replaced, the Issuers will provide written notice thereof to the Trustee in accordance with Section 11.01. The Issuers may change the Paying Agents, Registrar or Transfer Agents without prior notice to the Holders. The Issuers or any of its Subsidiaries may act as Paying Agents, Registrar or Transfer Agents in respect of the Notes. If and for so long as the Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, the Issuers will publish a notice of any change of Paying Agents, Registrar or Transfer Agents in a newspaper with general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange.

Payment of principal will be made upon the surrender of Definitive Notes following maturity thereof at the office of the applicable Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent.

For the avoidance of doubt, upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the office of such Paying Agent or Transfer Agent, subject to the right of the Issuers to mail payments in accordance with the terms of this Indenture.

SECTION 2.04 Paying Agents To Hold Money. The Issuers shall require the Paying Agents, if other than the Trustee or an affiliate of the Trustee (including the U.S. Dollar Paying Agent and Sterling Paying Agent as of the date hereof), to agree in writing that each Paying Agent shall hold for the benefit of Holders or the Trustee all money held by the Paying Agents for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment. The Issuers at any time may require the Paying Agents to distribute all money held by it to the Trustee and account for any money disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to the Paying Agents, require such Paying Agents to distribute all money held by it to the Trustee and to account for any money distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the

Issuers to the applicable Paying Agent, such Paying Agent shall have no further liability for such money. For the avoidance of doubt, the applicable Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by such Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in Section 2.16, and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment. The Agents will hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

SECTION 2.05 List of Holders. In the event that Definitive Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee or an affiliate of the Trustee (including the Registrar on the date hereof) is not the Registrar, the Issuers shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.06 Book-Entry Provisions for Global Notes. (a) The Global Notes representing U.S. Dollar Notes initially shall (i) be registered in the name of the nominee of DTC, (ii) deposited on behalf of the purchasers of the Notes with such nominee and (iii) bear legends as set forth in Section 2.07(g). The Global Notes representing Sterling Notes initially shall (i) be registered in the name of the nominee of the Common Depositary for the accounts of Euroclear or Clearstream, (ii) deposited on behalf of the purchasers of the Notes with such Common Depositary or its nominee and (iii) bear legends as set forth in Section 2.07(f).

(b) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(b)), Global Notes representing U.S. Dollar Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such a successor of DTC. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(b)), Global Notes representing Sterling Notes may not be transferred except as a whole by the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor of the Common Depositary or a nominee of such a successor of the Common Depositary. Interests of Beneficial Owners in the Rule 144A Global Notes and the Permanent Regulation S Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of DTC or the Clearing Agencies, as applicable, and the provisions of this Section 2.06, subject to the occurrence of the limited circumstances described in the following sentence. So long as such exchange complies with Section 2.07, all Global Notes shall be exchanged by the Issuers (with authentication by the Trustee upon receipt of an Issuer Order) for one or more Definitive Notes, if (a) DTC (with respect to the U.S. Dollar Notes) or any Clearing Agency (with respect to the Sterling Notes), as applicable, notifies the Issuers at any time that it is unwilling or unable to continue to act as a clearing agency and a successor depositary is not appointed by the Issuers within 120 days of such notification, (b) DTC (with respect to the U.S. Dollar Notes) or any Clearing Agency (with respect to the Sterling Notes) or, as applicable, so requests following an Event of Default hereunder or (c) if a Holder requests such exchange in writing delivered through DTC or any Clearing Agency, as applicable, following an Event of Default and enforcement action is being taken in respect thereof. In such an event, the Issuers will issue Definitive Registered Notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of DTC or any Clearing Agency (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests) (with authentication by the Trustee upon receipt of an Issuer Order); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be $200,000 and integral multiples of $1,000 in excess thereof for the U.S. Dollar Notes and £100,000 and integral multiples of £1,000 in excess thereof for the Sterling Notes. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Registrar who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.06(b). Every Note authenticated and delivered in exchange for or in lieu of a Global Note, or any portion thereof, pursuant to Section 2.08, 2.11 or 3.08 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

(c) In connection with the transfer of Global Notes as an entirety to Beneficial Owners in the form of Definitive Notes pursuant to clause (b) of this Section 2.06, the Global Notes shall be deemed to be surrendered to the Registrar for cancellation, and the Issuers shall execute, and the Trustee shall upon receipt of an Issuer Order from the Issuers authenticate and make available for delivery, to each Beneficial Owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to clause (b) of this Section 2.06 shall, except as otherwise provided by Section 2.07, bear the Private Placement Legend.

SECTION 2.07 Registration of Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.07 and upon delivery of a certificate from the Holder of the relevant Note substantially in the form of the certificate attached to Exhibit A. Beneficial interests in Global Notes or Definitive Notes representing U.S. Dollar Notes cannot be exchanged for, or transferred to Person who take delivery thereof in the form of, beneficial interests in Global Notes or Definitive Notes representing Sterling Notes and beneficial interests in Global Notes or Definitive Notes representing Sterling Notes cannot be exchanged for, or transferred to Person who take delivery thereof in the form of, beneficial interests in Global Notes or Definitive Notes representing U.S. Dollar Notes.

(b) If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Notes, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Notes, such holder may, subject to the rules and procedures of DTC or the Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Notes. Upon (1) written instructions given in accordance with the procedures of DTC or the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note, directing the credit of a beneficial interest in the Regulation S Global Notes in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of DTC or the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the Registrar of a certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Registrar shall promptly deliver appropriate instructions to DTC or the Clearing Agency, as applicable, to reduce or reflect on its records a reduction of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Registrar shall promptly deliver appropriate instructions to DTC or the Clearing Agency, as applicable concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Notes by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Notes equal to the reduction in the principal amount of such Rule 144A Global Note.

(c) If a holder of a beneficial interest in a Regulation S Global Notes wishes at any time to exchange its interest in such Regulation S Global Notes for an interest in a Rule 144A Global Note, or to transfer its interest in such Regulation S Global Notes to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of DTC or the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon (1) written instructions given in accordance with the procedures of DTC or the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Regulation S Global Notes directing the credit of a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Notes to be exchanged or transferred, (2) a written order given in accordance with the procedures of DTC or the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) in the case of the holder of a beneficial interest in a Temporary Regulation S Global Note, receipt by the Registrar of a certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest is being made to a Person (x) who the holder of the beneficial interest believes to be a QIB, (y) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (z) in accordance with all applicable securities laws of the States of the United States, the Registrar shall promptly deliver appropriate instructions to DTC or the Clearing Agency, as applicable, to reduce or reflect on its records a reduction of such Regulation S Global Notes by the aggregate principal amount of the beneficial interest in such Regulation S Global Notes to be exchanged or transferred, and the Registrar shall promptly deliver appropriate instructions to DTC or the Clearing Agency, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Notes to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Notes.

(d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.06(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note, such Notes may be exchanged or transferred for one another only in accordance with (i) such procedures as are substantially consistent with the provisions of Section 2.07(a), Section 2.07(b) and Section 2.07(c) (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case maybe) and as may be from time to time adopted by the Issuers and the Trustee.

(f) During the Distribution Compliance Period, beneficial interests in the Temporary Regulation S Global Note may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(g) Each Rule 144A Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for a Rule 144A Note may be removed from a Rule 144A Note if there is delivered to the Issuers and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuers and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Note has been removed from a Rule 144A Note as provided in this Section 2.07, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuers have reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The Notes shall bear the following legend (the “Restricted Security Legend”) on the face thereof:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE U.S. SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Temporary Regulation S Global Notes will bear an additional legend substantially to the following effect:

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.

(h) By its acceptance of any Note bearing the Restricted Security Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Security Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.07. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(i) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the applicable Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

(j) The Issuers shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that have been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or (ii) for a period of 15 days prior to a selection of Definitive Notes to be redeemed.

(k) Prior to the due presentation for registration of transfer of any Definitive Note, the Issuers, the Trustee, the applicable Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuers, the Trustee, the applicable Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(l) No service charge will be made for any registration or transfer or exchange of the Notes, but the Trustee, the Registrar and the applicable Paying Agent and Transfer Agents may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay all taxes and fees required by law or permitted by this Section 2.07.

(m) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(n) Holders of Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuers upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by clause d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder claims that such Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Issuers are met. If required by the Trustee, the Registrar and the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuers, the Registrar and the Trustee, to protect the Issuers, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuers. The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuers or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest, and Additional Amounts, if any, on it cease to accrue.

If on a redemption date or the Maturity Date the applicable Paying Agent holds cash sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11 Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of an Issuer Order. Such Officer’s Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent

Definitive Notes but may have variations that the Issuers consider appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.02 permanent Definitive Notes in exchange for temporary Definitive Notes. Holders of temporary Definitive Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the applicable Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, in accordance with customary procedures, or at the direction of the Trustee, the Registrar or the applicable Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, dispose of such canceled Notes. Subject to Section 2.08, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13 Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holders thereof as of the original Record Date; provided, however, if such default in payment of interest continues for 30 days, the Issuers shall (in the case of Definitive Notes) establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest. If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record on the original Record Date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, Holders on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest and any such interest payable on the defaulted interest. The Issuers shall notify the Trustee and the applicable Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and the Issuers shall deposit with the Trustee or the applicable Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest no later than 10:00 a.m. London time, with respect to the Sterling Notes, or 10:00 a.m. New York City time, with respect to the U.S. Dollar Notes, on such proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. In the case of Definitive Notes, at least 15 days before the subsequent special Record Date, if applicable, the Issuers shall deliver to Holders in accordance with Section 11.01 a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. In the case of Global Notes, at least 15 days before the Default Interest Payment Date, the Issuers shall deliver to Holders in accordance with Section 11.01 a notice that states the Default Interest Payment Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14 Issuance of Additional Notes. After the Issue Date, the Issuers shall be entitled to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Original U.S. Dollar Notes or Original Sterling Notes, as the case may be, other than with respect to the date of issuance, issue price, and, if applicable, initial interest payment date and initial interest accrual date. Except as specified otherwise herein, all Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments and other modifications.

SECTION 2.15 CUSIP Numbers, ISINs and Common Codes. The Issuers in issuing the Notes may use CUSIP Numbers, ISINs or Common Codes, and if so, the Trustee shall use the CUSIP Numbers, ISINs and Common Codes in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers or codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by an defect in or omission of such numbers or codes. The Issuers shall promptly notify the Trustee in writing of any change in any CUSIP Number, ISIN or Common Code.

SECTION 2.16 Deposit of Moneys. Prior to 10:00 a.m. London time, with respect to the Sterling Notes, and 10:00 a.m. New York City time, with respect to the U.S. Dollar Notes, on each interest payment date and Maturity Date, the Issuer shall have deposited with the Trustee or the applicable Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all U.S. Dollar Notes or Sterling Notes, as applicable, then outstanding.

SECTION 2.17 Certain Matters Relating to Global Notes. (a) Members of or participants in DTC or a Clearing Agency (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or its nominee or the Common Depositary or its nominee, as applicable, or under the Global Note, and DTC or its nominee or the Common Depositary or its nominee, as applicable, may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the applicable Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or its nominee or the Common Depositary or its nominee, as applicable, or impair, as between DTC and its Agent Members or the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Note.

(b) The holder of a beneficial interest in any Global Note may grant proxies and otherwise authorize any person, including DTC or the Clearing Agencies, as applicable, and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c) None of the Issuer, the Trustee and each Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, an Agent Member or other Person with respect to the accuracy of the records of a Clearing Agency or DTC or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than a Clearing Agency or DTC) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be a Clearing Agency or DTC or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through a Clearing Agency or DTC subject to the Applicable Procedures. The Issuer, the Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by a Clearing Agency or DTC, as applicable, with respect to its members, participants and any beneficial owners. The Issuer, the Trustee and each Agent shall be entitled to deal with each Clearing Agency and DTC, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Trustee and each Agent shall have any responsibility or liability for any acts or omissions of a Clearing Agency or DTC with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the a Clearing Agency or DTC, as applicable, and any Agent Member or between or among a Clearing Agency or DTC, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

SECTION 2.18 Interest. The Issuers shall promptly pay the interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Rights of holders of beneficial interests to receive such payments will be subject to Applicable Procedures of DTC, Euroclear and Clearstream, as applicable.

Interest accrued on all Notes then outstanding will be payable in cash.

SECTION 2.19 Agents.

(a) The rights, powers, duties and obligations and actions of each Agent under this Notes Indenture are several and not (i) joint or (ii) joint and several.

(b) The Issuers and the Agents acknowledge and agree that in the event of an Event of Default, the Trustee may, by notice in writing to the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuers.

(c) No Agent shall be liable for interest on any money received by it. Moneys held by Agents need not be segregated from other funds except to the extent required by law.

(d) No Agent shall be required to make any payment under this Indenture unless and until it has received in advance the full amount to be paid. To the extent that an Agent has made a payment for which it did not receive in advance the full amount, the Issuers will reimburse the Agent the full amount of any shortfall.

(e) No Agent shall have any duty to take any action if it has grounds for believing that it is not assured repayment of any costs it may incur in taking such action.

(f) The Issuers shall provide the Agents until a certified list of authorized signatories within a reasonable amount of time following a request for such list by an Agent.

(g) Any Agent may resign and be discharged from its duties under this Notes Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and Issuers. The Trustee or Issuers may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuers, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuers are unable to replace the applicable resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) properly incurred by the Agent in connection with such proceeding shall be paid by the Issuers. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06 hereof.

ARTICLE III

REDEMPTION

SECTION 3.01 Optional Redemption. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article III. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes (other than as set forth in Section 3.09).

(a) U.S. Dollar Notes. At any time prior to November 15, 2020, the Issuers may redeem the U.S. Dollar Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

At any time on or after November 15, 2020, the Issuers may redeem the U.S. Dollar Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at the redemption price set forth below (expressed as a percentage of the principal amount of the U.S. Dollar Notes to be redeemed), plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set out below:

Year	Percentage
2020	102.188%
2021	101.094%
2022 and thereafter	100.000%

At any time prior to November 15, 2020, the Issuers may redeem up to 40% of the original principal amount of the U.S. Dollar Notes (calculated after giving effect to any issuance of Additional U.S. Dollar Notes), on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 104.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that:

(i) at least 50% of the original principal amount of the U.S. Dollar Notes (calculated after giving effect to any issuance of Additional U.S. Dollar Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(b) Sterling Notes. At any time prior to November 15, 2020, the Issuers may redeem the Sterling Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

At any time on or after November 15, 2020, the Issuers may redeem the Sterling Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at the redemption price set forth below (expressed as a percentage of the principal amount of the Sterling Notes to be redeemed), plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set out below:

Year	Percentage
2020	101.938%
2021	100.969%
2022 and thereafter	100.000%

At any time prior to November 15, 2020, the Issuers may redeem up to 40% of the original principal amount of the Sterling Notes (calculated after giving effect to any issuance of Additional Sterling Notes) on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that:

(i) at least 50% of the original principal amount of the Sterling Notes (calculated after giving effect to any issuance of Additional Sterling Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(c) If the redemption date pursuant to this Section 3.01 is on or after a Record Date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to such redemption by the Issuers.

SECTION 3.02 Notices to Trustee. If the Issuers elect to redeem the Notes of any series pursuant to this Article III, they shall notify the Trustee and the applicable Paying Agent in writing of the redemption date and the principal amount of Notes to be redeemed at least 2 Business Days before the date on which such notice is mailed to the Holders (or such shorter period as may be acceptable to the Trustee). The Issuers shall give notice of redemption as required under the relevant section of this Article III pursuant to which such Notes are being redeemed.

SECTION 3.03 Selection of Notes to Be Redeemed. If less than all of the Notes of any series are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee, the applicable Paying Agent or the Registrar in compliance with the requirements of the principal securities exchange, if any, on which the Notes of such series are listed, and in compliance with the requirements of DTC, with respect to the U.S. Dollar Notes, or each Clearing Agency, as applicable, or their Common Depositary, with respect to the Sterling Notes, or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or a Clearing Agency, as applicable, or such Clearing Agency or DTC, as applicable, prescribes no method of selection, on a pro rata basis, by lot, or such other method as the Trustee deems fair and reasonable; provided, however, that no U.S. Dollar Note of $200,000 in aggregate principal amount or less shall be redeemed in part and no Sterling Note of £100,000 in aggregate principal amount or less shall be redeemed in part. None of the Trustee, the Paying Agents or the Registrar shall be liable for selections of the Notes made in accordance with this Section 3.03.

SECTION 3.04 Redemption for Taxation Reasons. If as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a ruling by a court of competent jurisdiction in the Relevant Taxing Jurisdiction), which change or amendment is announced and becomes effective on or after the date of the Offering Memorandum (or, in the case of a Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, after the date such jurisdiction becomes a Relevant Taxing Jurisdiction), the

Issuers become or will become obligated to pay Additional Amounts on a series of the Notes on the next applicable payment date (such change or amendment, a “Change in Tax Law”), the Issuers may, at their option, redeem such series of the Notes, in whole but not in part, on not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise if the Issuers determine, in their business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers, not including substitution of the obligor under the Notes. Prior to the publication or mailing of any notice of redemption of the relevant Notes pursuant to this Section 3.04 (and as a condition to such redemption), the Issuers will deliver to the Trustee (i) an opinion of independent tax counsel reasonably satisfactory to the Trustee to the effect that the Issuers are or will be obligated to pay Additional Amounts as a result of a Change in Tax Law and (ii) an Officer’s Certificate stating that the Issuers are entitled to redeem such series of the Notes pursuant to their terms and that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to the Issuers. If the Issuers redeem a series of the Notes under the circumstances described in this Section 3.04, then, notwithstanding any provision to the contrary set forth in this Section 3.04, payments of interest on the Notes on any interest payment date falling on or prior to the applicable redemption date for the Notes will be payable to the Holders of the Notes (or one or more predecessor Notes) of record at the close of business on the relevant Record Date.

The Trustee will accept and shall be entitled to rely absolutely and without further inquiry on such opinion and Officer’s Certificate as sufficient existence of the satisfaction of the conditions precedent in this Section 3.04, in which event it will be conclusive and binding on the Holders.

SECTION 3.05 Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Issuers shall deliver to Holders in accordance with Section 11.01, a notice of redemption. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(1) the redemption date or, if such notice states the redemption date may be delayed until such time as any and all applicable conditions precedent have been satisfied, the anticipated redemption date as of the time of the notice;

(2) the redemption prices and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid as of the redemption date that is anticipated as of the time of the notice (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(3) the name and address of the applicable Paying Agent;

(4) that Notes called for redemption must be surrendered to the applicable Paying Agent to collect the redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(5) that, unless the Issuers default in making the redemption payment, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the applicable Paying Agent of the Notes redeemed;

(a) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(b) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(c) the section of this Indenture pursuant to which the Notes are to be redeemed;

(d) the CUSIP, ISIN or Common Code, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code, if any, listed in such notice or printed on the Notes; and

(e) if the redemption is conditional on any events, a detailed explanation of such conditions.

If and for long as any Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper (and, in the case of Definitive Notes, shall be mailed to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the applicable Registrar) having a general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange and, in connection with any redemption, the Issuers will notify the Irish Stock Exchange of any change in the principal amount of Notes outstanding.

Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

At the Issuers’ request days before the redemption date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall deliver to the Trustee an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items and that such redemption will comply with the conditions hereof.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any; provided that any redemption and notice may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, and such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall have been satisfied. Upon surrender to the Trustee or applicable Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the redemption date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.07 Deposit of Redemption Price. Prior to 10:00 a.m. London time, with respect to the Sterling Notes, or 10:00 a.m. New York City time, with respect to the U.S. Dollar Notes, as applicable, on the redemption date (or pursuant to such other arrangements as may be agreed with the Trustee), the Issuers shall deposit with the Trustee or its designated Paying Agent (which shall be the applicable Paying Agent unless otherwise notified to the Issuers by the Trustee) an amount of cash sufficient to pay the redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The applicable Paying Agent shall promptly return to the Issuers any cash in Sterling with respect to the Sterling Notes and in U.S. Dollars with respect to the U.S. Dollar Notes so deposited which is not required for that purpose upon the written request of the Issuers.

If the Issuers comply with this Article III, then, unless the Issuers default in the payment of such redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts, if any, on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with this Article III, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.08 Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuers shall execute and upon receipt of an Issuer Order the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of $200,000 or an integral multiple of $1,000 in excess thereof with respect to the U.S. Dollar Notes, and £100,000 or an integral multiple of £1,000 with respect to the Sterling Notes. Upon surrender of a Global Note that is redeemed in part, the applicable Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of $200,000 or an integral multiple of $1,000 in excess thereof with respect to the U.S. Dollar Notes, and £100,000 or an integral multiple of £1,000 with respect to the Sterling Notes.

SECTION 3.09 Special Mandatory Redemption. If (i) the Escrow Agent has not received an officer’s certificate pursuant to the terms of the Escrow Agreement on or prior to the Escrow Longstop Date to release the proceeds of the Original Notes in connection with completion of the Acquisition, (ii) the Issuers notify the Escrow Agent, the Escrow Security Agent and the Trustee in writing that the Parent has announced its intention to abandon the Acquisition or, in the reasonable judgment of the Parent, the Acquisition will not be completed by the Escrow Longstop Date or (iii) the Issuers notify the Escrow Agent, the Escrow Security Agent and the Trustee, or the Trustee notifies the Issuers, the Escrow Agent and the Escrow Security Agent, in each case, in writing that an Event of Default under Section 6.01(5) or (6) has occurred in respect of the Issuer (each of clauses (i), (ii) and (iii) of this Section 3.09, a “Special Mandatory Redemption Event”), then the Issuers shall redeem all of the Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the issue price of the Notes, plus accrued but unpaid interest, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date (subject to the right of the Holders on the relevant Record Date to receive interest due on the relevant interest payment date).

Written notice of the Special Mandatory Redemption will be delivered by the Issuers, no later than one Business Day following the Special Mandatory Redemption Event, to the Trustee, Paying Agents, the Escrow Agent and Holders, and will provide that the Notes shall be redeemed on a date that is no later than the fifth Business Day after such notice is given by the Issuers (the “Special Mandatory Redemption Date”). On or prior to the Special Mandatory Redemption Date, the Escrow Agent shall pay the Escrowed Property to the relevant Paying Agent in accordance with the terms of the Indenture for payment to each Holder on the Special Mandatory Redemption Date in connection with the Special Mandatory Redemption.

If the amount of the Special Mandatory Redemption Price plus accrued and unpaid interest from the Issue Date to, but excluding, the Special Mandatory Redemption Date for the U.S. Dollar Notes or Sterling Notes exceeds the Escrowed Property, the Issuers will pay such excess to the relevant Paying Agents prior to 10:00 a.m. London time, with respect to the Sterling Notes, or 10:00 a.m. New York City time, with respect to the U.S. Dollar Notes, as applicable, on the Special Mandatory Redemption Date.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Notes. (a) The Issuers shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or the relevant Paying Agent holds prior to 10:00 a.m. New York City time, with respect to the U.S. Dollar Notes and 10:00 a.m. London time, with respect to the Sterling Notes, on that date money deposited by the Issuers in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

(b) The Issuers shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02 Maintenance of Office or Agency. The Issuers shall maintain the offices or agencies (which offices may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.01.

SECTION 4.03 Corporate Existence. Except as otherwise permitted by Article V, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability or other existence and the corporate, partnership, limited liability or other existence of each of the Issuer’s Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and the rights (charter and statutory) of the Issuers and each of the Issuers’ Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any of the Issuers’ Subsidiaries, if the Board of Directors of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of their Subsidiaries, taken as a whole.

SECTION 4.04 Payment of Taxes and Other Claims. The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or result in a Lien (other than a Permitted Lien) upon the property of the Issuer or any of its Subsidiaries; provided, however, the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings.

SECTION 4.05 Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries. The Issuer will not cause or permit any of its Subsidiaries that is not a Guarantor or the Co-Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Issuers or any Guarantor (i) under any Credit Facilities or (ii) that constitutes Public Indebtedness, unless such Subsidiary executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Subsidiary on the same basis as the guarantee of such Indebtedness within 90 days thereof or if later, within 90 days of the Completion Date; provided that if such Indebtedness is by its terms expressly subordinated in right of payment to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary’s Guarantee at least to the same extent as such Indebtedness is subordinated in right of payment to the Notes or such other Guarantee; provided further (i) a Foreign Subsidiary that is not a Guarantor will not be required to provide a Guarantee pursuant to this Section 4.05 due to any guarantee by the Issuer of Indebtedness of such Foreign Subsidiary and (ii) a Foreign Subsidiary that is not a Guarantor will not be required to provide a Guarantee if such Foreign Subsidiary guarantees, assumes or in any other manner becomes liable for the payment of the Indebtedness of another Foreign Subsidiary that is not a Guarantor if such Indebtedness is guaranteed by the Issuer.

To the extent any Subsidiary of the Issuer is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors or other considerations under applicable law, including fraudulent conveyance.

SECTION 4.06 Negative Pledge. The Issuer will not, and will not permit any of its Subsidiaries (including the Co-Issuer) to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any property or assets now or hereafter owned or leased by the Issuer or any Subsidiary of the Issuer (including the Co-Issuer) or on any Capital Stock of any Subsidiary of the Issuer (including the Co-Issuer) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness for money borrowed that is by its terms expressly subordinated in right of payment to the Notes or any Guarantee) all of the Notes.

Any Lien created for the benefit of the Holders pursuant to this Section 4.06 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.

SECTION 4.07 Waiver of Stay; Extension or Usury Laws. The Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuers and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08 Reports. (a) For so long as any Notes are outstanding, the Issuer will file with the Commission such annual reports and such information, documents and other reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer were so subject, and such documents will be filed with the Commission on or prior to the respective dates (after giving effect to any extensions under Rule 12b-25 (or any successor rule) of the Exchange Act) (the “Required Filing Dates”) by which the Issuer would be required so to file such documents if the Issuer were so subject, unless, in any case, if such filings are not then permitted by the Commission.

If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Note register, without cost to such Holders, and file with the Trustee copies of the annual reports and such information, documents and other reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuers were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuers’ cost.

Notwithstanding the foregoing, (1) none of the foregoing reports shall be required to comply with (A) Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (B) Regulation G or Item 10(e) of Regulation S-K with respect to any non-GAAP measures contained therein or (C) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K and (2)(A) if any parent of the Issuer becomes a Guarantor, the reports, information and other documents required to be filed and provided as described above may be those of the parent, rather than those of the Issuer, so long as such filings would satisfy the Commission’s requirements; provided that such reports include a reasonable explanation of the material differences between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries, on the one hand, and the Issuer and its Subsidiaries on the other hand or (B) the reports, information and other documents required to be filed and provided as described above may be those of any parent of the Issuer (regardless if such parent is or is not a Guarantor); provided that if and so long as that parent has Independent Operations, such reports include a reasonable explanation of the material differences between the assets, liabilities and results of operations of that parent and its consolidated Subsidiaries, on the one hand, and the Issuer and its Subsidiaries on the other hand.

In addition, to the extent not satisfied by the reports required by this Section 4.08 or otherwise made publicly-available by the Issuer, the Issuer will furnish to Holders thereof and prospective investors in the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision) of the Securities Act.

The Issuers will also make available copies of all reports required by this provision if and so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, at the specified office of the listing agent in Ireland during normal business hours on any weekday.

Notwithstanding anything in this Indenture to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations described above for purposes of an Event of Default under Section 6.01(c) until 60 days after the date any report under this Section 4.08 is due. To the extent any information is not provided within the time periods specified in this Section 4.08 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto will be deemed to have been cured.

The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Issuer’s website or filed with the Commission. The posting or delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.09 Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs, the Issuers will make an offer to repurchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest, if any, thereon to, but excluding, the date of repurchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

Unless the Issuers have unconditionally exercised their right to redeem all the applicable series of Notes and given notice of redemption as described under Section 3.01 of this Indenture and all conditions to such redemption have been satisfied or waived, no later than the date that is 60 days after any Change of Control Repurchase Event, the Issuers will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in integral multiples of $1,000 in the case of the U.S. Dollar Notes and in integral multiples of £1,000 in the case of the Sterling Notes) properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of such Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $200,000 in the case of a U.S. Dollar Note and £100,000 in the case of a Sterling Note, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after repurchase is $200,000 in the case of a U.S. Dollar Note and £100,000 in the case of a Sterling Note;

(2) deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all U.S. Dollar Notes or Sterling Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Issuer in accordance with the terms of this covenant.

(c) The applicable Paying Agent will promptly deliver to each Holder of any Notes so tendered the Change of Control Payment for such Notes and the Trustee or the Registrar will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new U.S. Dollar Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof and each such new Sterling Note will be in a principal amount of £100,000 or an integral multiple of £1,000 in excess thereof.

(d) In the case of Definitive Notes, if the Change of Control Payment Date is on or after a Record Date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of Global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

(e) If and for so long as the Notes are listed on the Official List of the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, the Issuers will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper having a general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange.

(f) This Section 4.09 will be applicable regardless of whether any other provisions of this Indenture are applicable.

(g) The Issuers will not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to Article III and all conditions have been satisfied and waived unless and until there is a default in the payment of the applicable redemption price plus accrued and unpaid interest, if any thereon to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary contained in the Indenture or the Notes, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the consummation of the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

(h) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described in this Section 4.09, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, within 30 days following such repurchase pursuant to the Change of Control Offer described above, to repurchase all Notes that remain outstanding following such repurchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(i) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to this Section 4.09 will have the status of Notes issued and outstanding.

(j) The Issuers will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such conflict.

SECTION 4.10 Additional Amounts. All payments under and with respect to the Notes and the Guarantees will be made by or on behalf of the Issuers and the Guarantors without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any jurisdiction from or through which any payment is made on the Notes or the Guarantees (including the jurisdiction of any Paying Agent), in each case including any political subdivision or taxing authority thereof or therein (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by (x) the laws (or any regulations or rulings promulgated thereunder) of the Relevant Taxing Jurisdiction or (y) an official written position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the Relevant Taxing Jurisdiction). If any such withholding or deduction is required, the Issuers will, subject to the exceptions and limitations set forth below, pay such amounts (“Additional Amounts”) as may be necessary in order that every net payment on such Note (including payment of the principal of, and premium and redemption price, if any, and interest on such Note) by or on behalf of the Issuers and the Guarantors (including by a Paying Agent), after such deduction or withholding, will not be less than the amount provided in such Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(1) any tax, duty, assessment or other governmental charge that would not have been so imposed but for:

(i) the existence of any present or former connection between the relevant Holder or beneficial owner of such Note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such holder, if such Holder is a partnership or corporation) and the Relevant Taxing Authority, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the Relevant Taxing Jurisdiction or treated as a resident thereof for tax purposes or being or having been engaged in a trade or business for tax purposes therein or having or having had a permanent establishment therein; or

(ii) such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax exempt organization with respect to the United States, passive foreign investment company, a controlled foreign corporation for U.S. tax purposes that is related to the Issuers directly, indirectly, or constructively through stock ownership, or a corporation that accumulates earnings to avoid U.S. Federal income tax;

(2) any estate, inheritance, gift, sales, transfer, wealth or personal property tax or any similar tax, duty, assessment or other governmental charge;

(3) any tax, duty, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of the applicable Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(4) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from the payment on the Note;

(5) any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on a Note, if such payment could be made without such withholding by any other Paying Agent;

(6) any tax, duty, assessment or other governmental charge that would not have been imposed but for a failure by the Holder or beneficial owner of the Note to comply with (upon receipt of a written request, with reasonable notice, from the Issuers or a Paying Agent addressed to the Holder) applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or a beneficial owner of a Note if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction or by an applicable tax treaty to which the Relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such tax, duty, assessment or other governmental charge;

(7) any tax, duty, assessment or other governmental charge imposed on a Holder or a beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Issuers’ stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(8) any combination of items (1) through (7) of this Section 4.10,

nor shall Additional Amounts be paid with respect to a payment on a Note to a Holder or a beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises after the 45th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee and the Paying Agents an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee and the Paying Agents to pay such Additional Amounts to the holders of such Notes on the payment date.

Notwithstanding anything to the contrary in this Section 4.10, the Issuers, the Trustee and any person making payments on behalf of the Issuers shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any Note, pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreements under Section 1471(b) of the Code, or any law implementing an intergovernmental approach to FATCA.

As used in this Section 4.10, the term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

Any references in this Indenture or in the Notes to principal, purchase prices in connection with a redemption of Notes, premium, interest, or any other amount payable on or in respect of any of the Notes shall be deemed to include payment of any Additional Amounts payable in respect thereof as set forth herein.

SECTION 4.11 Compliance Certificate; Notice of Default. (a) The Issuers shall deliver to the Trustee annually an Officer’s Certificate regarding compliance with this Indenture within 120 days after the end of each fiscal year.

(b) Upon becoming aware of any Default or Event of Default, the Issuers shall deliver, within 30 days of the occurrence thereof, to the Trustee, a written Officer’s Certificate specifying such Default or Event of Default, their status and what action the Issuers are taking or proposes to take with respect thereto.

SECTION 4.12 Further Instruments and Acts. Upon request of the Trustee, the Issuer and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.13 Limitations on Activities of the Co-Issuer. The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to the Issuer or any wholly owned Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Senior Secured Credit Facilities and any other Indebtedness that is permitted to be incurred under the Indenture and (3) activities incidental thereto.

ARTICLE V

SUCCESSOR ENTITIES

SECTION 5.01 Merger, Consolidation and Sale of Assets.

(a) Neither the Issuer nor the Co-Issuer may consolidate or merge with or into another Person (whether or not the Issuer or the Co-Issuer, as the case may be, is the surviving Person) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (A) the Issuer or the Co-Issuer, as the case may be, is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Co-Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, and if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2) the Successor Issuer (if other than the Issuer or the Co-Issuer, as the case may be) assumes all the obligations of the Issuer or the Co-Issuer, as the case may be, under the Notes and this Indenture pursuant to the execution and delivery to the Trustee of a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) each Guarantor (unless it is the other party to the transactions in this Section 5.01(a), in which case the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with this Indenture); and

(5) the Issuer or the Co-Issuer, as the case may be, or the Successor Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture and an Opinion of Counsel in the case of the Successor Issuer to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Issuer (in each case, in a form reasonably satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b) In addition, the Issuers will not permit any Subsidiary Guarantor to consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor in one or more related transactions, to another Person (other than to the Issuer or another Subsidiary Guarantor), unless:

(1) If such Person remains a Subsidiary Guarantor, either: (A) such Subsidiary Guarantor is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Guarantor”) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Successor Guarantor (if other than such Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and this Indenture pursuant to the execution and delivery to the Trustee of a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(c) For purposes of this Section 5.01, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, the Co-Issuer or a Subsidiary Guarantor, as the case may be, which properties and assets, if held by the Issuer, the Co-Issuer or such Subsidiary Guarantor, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer, the Co-Issuer or such Subsidiary Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer, the Co-Issuer or such Subsidiary Guarantor, as the case may be.

SECTION 5.02 Successor Entity Substituted. Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer, the Co-Issuer or a Subsidiary Guarantor in accordance with Section 5.01, the Issuer, the Co-Issuer or such Subsidiary Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Guarantee, as the case may be, and the Successor Issuer or the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of the predecessor Issuer, Co-Issuer or Subsidiary Guarantor, as the case may be, under this Indenture, the Notes or such Guarantee; provided that, in the case of a lease of all or substantially all of its assets, the Issuer or the Co-Issuer, as the case may be, will not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Guarantee.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.01 Events of Default. Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1) a default for 30 days in the payment when due of interest on the applicable series of Notes;

(2) a default in payment when due of the principal of, or premium, if any, on the applicable series of Notes;

(3) a failure by the Issuer, the Co-Issuer or any Guarantor for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in this Indenture;

(4) a default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates the greater of $200.0 million and 12.5% of pro forma Consolidated EBITDA or more;

(5) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or Co-Issuer, or any of their Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer or Co-Issuer, or any of their Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer or Co-Issuer, or any of their Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6) the Issuer or Co-Issuer, or any of their Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer or Co-Issuer, or any of their Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

The Issuers and the relevant Agents acknowledge and agree that if a Default or Event of Default occurs and is continuing, the Trustee may, by notice in writing to the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

SECTION 6.02 Acceleration. In the case of an Event of Default arising under Section 6.01(5) or (6) with respect to the Issuer or the Co-Issuer, the Notes shall become due and payable immediately without further action or notice. If any Event of Default occurs (other than as specified in the preceding sentence) and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of Notes then outstanding) shall by notice in writing to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuers and the Trustee, declare the principal of, premium, if applicable, and accrued and unpaid interest, and Additional Amounts, if any, on all Notes to be due and payable and such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration”, and such principal, premium, accrued and unpaid interest and Additional Amounts shall become immediately due and payable. In the event of any Event of Default specified in Section 6.01(4), such Event of Default and all consequences thereof (including, without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (iii) if the default that is the basis for such Event of Default has been cured.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.04 The Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.05 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.06 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

SECTION 6.07 Waiver of Past Defaults. Subject to Sections 6.10 and 9.02, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.02, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and rescind and annul a declaration of acceleration and its consequences if (i) all existing

Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Default or Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. If the Holders wish to rescind an acceleration or waive a default, any and all fees, costs and expenses incurred by the Trustee in accordance with the terms of this Indenture must first be paid. The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.08 Control by Majority. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security (including by way of pre-funding) satisfactory to the Trustee in its sole discretion against all losses, liabilities, costs and expenses incurred by it in taking or not taking such action.

SECTION 6.09 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest when due, and Additional Amounts, if any, no Holder may pursue any remedy with respect to this Indenture or the applicable series of Notes, unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security (including by way of pre-funding) and/or indemnity satisfactory to the Trustee, against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security (including by way of pre-funding) or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes of the applicable series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 8.09 hereof), the right of any Holder to receive payment of principal of, premium, if any, interest and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holders.

SECTION 6.11 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest or Additional Amounts, if any, specified in clause (a) or clause (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid and Additional Amounts, if any, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.12 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Issuers, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13 Priorities. If the Trustee collects any money or property pursuant to this Article VI or, after an Event of Default, any money or other property distributable in respect of the Issuers’ obligations under this Indenture, it shall pay out the money or property in the following order:

First: to the Trustee, the Agents and their agents and attorneys (including any predecessor Trustee or Agent) for amounts due under Section 7.06, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer, any Guarantor or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and a payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

SECTION 6.14 Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default actually known to the Trustee:

(i) The Trustee and the Agents will perform such duties and only such duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(ii) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or Agent and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligence, or its own willful misconduct or fraud, except that:

(i) This clause (c) does not limit the effect of subsections (b) and (d) of this Section 7.01.

(ii) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.08.

(d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity and/or security (including by way of pre-funding) satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuers. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or Agent shall be subject to the provisions of this Section 7.01.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified or secured (including by way of prefunding), are extended to, and shall be enforceable by the Trustee in each of its capacities it which it may serve, and to each Agent, custodian and other person employed to act hereunder.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee and each Agent may rely conclusively on and shall be fully protected from acting or refraining from acting based upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, at reasonable times during normal business hours, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) The Trustee shall not be deemed to have notice or any knowledge of any matter (including Defaults or Events of Default) unless written notice thereof is received by a Trust Officer of the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuers or this Indenture.

(c) Any request, direction, order or demand of the Issuers mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Issuer Order, in the case of the Issuers, and any resolution of the Board of Directors of the Issuers may be sufficiently evidenced by a resolution of the respective Board of Directors.

(d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

(e) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.02 and 11.03. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(f) The Trustee or any Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the Agents shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(h) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or the exercise of its powers under this Indenture or the Notes. For the avoidance of doubt, the Trustee shall have no obligation to determine whether any direction or action by the Holder is unduly prejudicial to the rights of other Holders.

(j) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer or its Subsidiaries (including the Co-Issuer). Delivery of reports, information and documents to the Trustee under Section 4.08 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(k) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion choose to do so.

(l) In the event the Trustee or any Agent receives conflicting, unclear or equivocal instructions, the Trustee or Agent shall be entitled to not take any action until such instructions have been resolved or clarified to its satisfaction and the Trustee or Agent shall not become liable in any way to any person for any failure to comply with any such conflicting, unclear or equivocal instruction.

(m) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(n) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(o) The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(p) The Trustee may request that the Issuers deliver a certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion (based upon legal advice in the relevant jurisdiction), be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(r) The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(s) The Trustee may refuse to follow any direction of the Holders that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

(t) It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

(u) Notwithstanding anything else herein contained, the Trustee and the Paying Agents may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; provided, however, that the Trustee or Paying Agents shall notify the Issuers if legally permissible as soon as practicable of any such decision by the Trustee or Paying Agents, as applicable, not to act in accordance with this Section 7.02(u).

SECTION 7.03 Individual Rights of Trustee. The Trustee, the Paying Agents or any other such agent in its respective individual or any other capacity may become the owner or pledgee of Notes, may make loans to, accept deposits from, and perform services for the Issuers or any of their Affiliates with the same rights it would have if it were not the Trustee, any Paying Agent or other such agent. However, in the event that the Trustee, any Paying Agent or other such agent acquires any conflicting interest of which it has actual knowledge, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04 Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, any Guarantee or the offering materials related to this Indenture or the Notes; it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 7.05 Notice of Default. If an Event of Default or Default occurs and is continuing and of which a Trust Officer of the Trustee has received notice from a Holder or the Issuers at the Corporate Trust Office of the Trustee, the Trustee send to each Holder, as their names and addresses appear on the list of Holders described in Section 2.05, notice of the uncured Default or Event of Default within 60 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06 Compensation and Indemnity. The Issuers shall, jointly and severally, pay to the Trustee and the Agents from time to time compensation as the Issuers and the Trustee shall from time to time agree upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Agent upon request for all disbursements, expenses and advances (including properly incurred fees and expenses of counsel) properly incurred or made by it in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.04 hereof.

The Issuers shall, jointly and severally, indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this Section 7.06, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, liability or expense, including the fees and expenses of counsel, including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct or fraud on its part, as determined by a court of competent jurisdiction in a final non-appealable decision in connection with acceptance of administration of this trust and exercise of performance of its powers or duties under this Indenture, including the costs and expenses of enforcing this Indenture against any claim (whether asserted by the Issuers, or any Holder or any other Person) and the properly incurred expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuers promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuers’ expense. The Trustee or such Agent may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuers’ payment obligations in this Section 7.06, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held for the benefit of the Holders to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (e) of Section 6.01, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuers’ obligations under this Section 7.06 and any claim arising hereunder shall survive the termination of this Indenture, the satisfaction and discharge of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuers’ obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

SECTION 7.07 Replacement of Trustee. The Trustee and any Agent may resign at any time upon 30 days’ prior written notice to the Issuers. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or Agent by so notifying the Issuers and the Trustee or such Agent, as the case may be, in writing and may appoint a successor trustee or agent with the Issuers’ consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this Section. The Issuers may remove the Trustee or an Agent if:

(1) the Trustee or Agent, as the case may be, fails to comply with Section 7.09;

(2) the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

(4) the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuers shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuers’ consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Issuers.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuers. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.06, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.06, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each Holder.

If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuers shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.06 upon such replacement or removal.

SECTION 7.08 Successor Trustee by Merger, etc.. If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.09 Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, the United Kingdom or a Member State of the European Union or a political subdivision thereof, that is authorized under examination by federal or state authorities or by the authorities of a Member State of the European Union or a political subdivision thereof. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

SECTION 7.10 Disqualification; Conflicting Interests. Within 90 days after obtaining actual knowledge that a conflict of interest exists between the Trustee’s role as a trustee and any other capacity, the Trustee shall either (i) eliminate such conflict of interest or (ii) resign from office; provided, however, that this Indenture, the Notes and the Guarantees shall remain valid notwithstanding a conflict of interest of the Trustee.

SECTION 7.11 Force Majeure. In no event shall the Trustee or Agent, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

SECTION 7.12 Consequential Loss. Notwithstanding anything to the contrary in this Indenture, in no event shall the Trustee or Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits of any kind), even if the Trustee has been advised of such loss or damage and regardless of the form of action.

SECTION 7.13 Bail-in. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understandings among the parties hereto, each party hereto acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Registrar to the Issuers under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Registrar or another person, and the issue to or conferral on the Issuers of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

ARTICLE VIII

DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option evidenced by a resolution of its Board of Directors, set forth in an Officer’s Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes of a series and Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02 Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Guarantees, in each case on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes of a series and the Notes of such series shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06, Section 8.08 and the other Sections of this Indenture referred to below in this Section 8.02, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and premium, on such Notes when such payments are due (including on a redemption date) from the trust created pursuant to this Indenture and as more fully described under Section 8.08;

(2) the Issuers’ obligations with respect to the Notes of such series concerning issuing temporary Notes, or, mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith set forth in Article VII hereof; and

(4) this Section 8.02 and the obligations set forth in Section 8.06 hereof.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 with respect to the Notes of any series. If the Issuers exercise their Legal Defeasance option, payment of the relevant series of Notes may not be accelerated because of an Event of Default.

SECTION 8.03 Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall be released from any obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.13 hereof with respect to the applicable series of Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) and the applicable series of Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the applicable series of Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the applicable series of Notes may not be accelerated because of an Event of Default specified in clauses (3) (insofar as it relates to Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.13 hereof), (4), (5) (other than with respect to the Issuers) and (6) (other than with respect to the Issuers) of Section 6.01 hereof.

SECTION 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

(a) the Issuers must irrevocably deposit with the Trustee or such entity designated or appointed (as agent) by the Trustee for this purpose, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the U.S. Dollar Notes or sterling, U.K. Government Obligations or a combination thereof for the Sterling Notes, or in such amounts as will be sufficient without reinvestment, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding applicable series of Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel from U.S. counsel confirming that (A) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel from U.S. counsel confirming that the beneficial owners of the outstanding Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or its Subsidiaries is a party or by which the Issuer or its Subsidiaries is bound;

(f) the Issuers deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(g) the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Issuers deliver to the applicable Trustee all other documents or other information that the Trustee may require in connection with either defeasance option.

SECTION 8.05 Satisfaction and Discharge of Indenture. This Indenture will be discharged, and will cease to be of further effect as to all Notes issued hereunder when either:

(a) (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee or the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee (or such other entity designated or appointed (as agent) by it for this purpose) in trust for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof for the U.S. Dollar Notes, or cash in sterling, U.K. Government Obligations or a combination thereof for the Sterling Notes, in each case, in such amounts as will be sufficient without any reinvestment to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued and unpaid interest to, but excluding, the date of maturity or redemption, as the case may be;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(c) the Issuers or a Guarantor have paid or caused to be paid all sums payable by the Issuers under this Indenture;

(d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(e) the Issuers have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

If requested by the Issuers, the Trustee may distribute any amounts deposited in trust to the Holders prior to maturity or the redemption date, as the case may be.

SECTION 8.06 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes and the Guarantees referred to in Section 8.01, 8.02, 8.03, 8.04 or 8.05, the respective obligations of the Issuers, each Guarantor and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.15 (only with respect to the Issuers), 6.10, 7.06, 7.07, 8.07, 8.08 and 8.09 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuers and the Trustee under Sections 7.06 and 8.07 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.07 Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after the conditions of Section 8.04 or 8.05 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.08 Application of Trust Moneys. All Sterling with respect to the Sterling Notes and U.S. Dollars with respect to the U.S. Dollar Notes deposited with the Trustee pursuant to Section 8.04 or 8.05 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.04 or 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.09 Repayment to the Issuers, Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuers upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.04 or 8.05.

Any money held by the Trustee or any Paying Agent under this Article, for the benefit of the Holders for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, has become due and payable shall be paid to the Issuers upon Issuer Order or if then held by the Issuers shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers give notice to the Holders or, if and so long as the Notes are admitted to trading on the Global Exchange Market, and the rules of the Global Exchange Market so require, the Issuers will post on the website of the Irish Stock Exchange or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are admitted to the Global Exchange Market, and the rules of the Global Exchange Market so require, the Issuers will post on the website of the Irish Stock Exchange)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.10 Reinstatement. If the Trustee or any Paying Agent is unable to apply any cash in accordance with Section 8.02, 8.03 or 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.04 until such time as the Trustee or applicable Paying Agent is permitted to apply all such cash in accordance with Section 8.02, 8.03 or 8.04; provided, however, that if the Issuers have made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the applicable Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

(1) cure any ambiguity, omission, defect, error or inconsistency;

(2) provide for uncertificated Notes of the applicable series in addition to or in place of Certificated Notes of such series; provided that such uncertificated Notes are in registered form for purposes of Section 163(f) of the Code;

(3) provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, as applicable, in accordance with Article V;

(4) add to the covenants of the Issuers and the Guarantors or to the Events of Default, in each case, for the benefit of Holders or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder or to surrender any right or power conferred on the Issuers or any Guarantor;

(5) add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Guarantee or this Indenture, in each case, in accordance with the provisions of this Indenture;

(6) secure the Notes and the Guarantees;

(7) make any change that does not adversely affect the legal rights under this Indenture, the Notes or the Guarantees of any Holder;

(8) evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(9) conform the text of this Indenture the Notes or the Guarantees to any provision of the Description of Notes contained in the Offering Memorandum to the extent such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes of such series or the Guarantees;

(10) provide for the issuance of Additional Notes in accordance with this Indenture;

(11) comply with the rules of any applicable depositary; and

(12) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or any Additional Notes; provided, however, that (x) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws and (y) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the request of the Issuers, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

In connection with the execution of any supplemental indenture, the Trustee shall be entitled to receive and rely absolutely on such evidence as it deems necessary, including Officer’s Certificates and Opinions of Counsel.

If and for so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market, and the rules of the Irish Stock Exchange so require, the Issuer shall post on the website of the Irish Stock Exchange of any of the foregoing amendments, supplements and waivers to the extent and in the manner permitted by such rules.

Notwithstanding anything to the contrary in Section 9.01, in order to effect an amendment authorized by Section 9.01(5), it shall only be necessary for the supplemental indenture to be duly authorized and executed by (i) the Issuers, (ii) such additional Guarantor and (iii) the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by the Issuers and the Trustee.

SECTION 9.02 With Consent of Holders of Notes. The Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series). However, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release any Subsidiary Guarantor or modify its Guarantee in any manner materially adverse to the Holders, except in accordance with the terms of this Indenture. Further, without the consent of each Holder of an outstanding Note affected (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), an amendment or waiver may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Article III;

(5) waive a Default or Event of Default in the payment of principal of, or interest or premium on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration);

(6) make any Note of such series payable in money other than that stated in such series of Notes;

(7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of any Holder to receive payments of principal of, interest or premium, if any, on such Holder’s Notes or the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Guarantee in respect thereof (such rights to receive payments and to institute suit for the enforcement of any payment are changed only when the terms of this Indenture or any Note are amended to reduce the specified principal amount, percentage or amount of premium or interest rate or to extend the maturity date of any Note or to amend the specified conditions or circumstances in which Additional Amounts are payable or the amount of Additional Amounts that are payable and this clause (7) shall not be construed as requiring the consent of Holders to any amendment or to any action, including an action undertaken by the Issuers or any Guarantor, except as specifically provided in this clause (7));

(8) waive a redemption payment with respect to any Note (other than a payment required under Section 4.09);

(9) make any change in respect of the Issuers’ obligations to redeem any Note pursuant to a Special Mandatory Redemption;

(10) make any change in the provisions of this Indenture described in Section 4.10 hereof that adversely affects the rights of any Holder or beneficial owner of Notes or amends the terms of the Notes in a way that would result in a loss of an exemption from any of the taxes described thereunder or an exemption from any obligation to withhold or deduct taxes so described thereunder unless the Issuers agree to pay Additional Amounts, if any, in respect thereof; or

(11) make any change in the amendment and waiver provisions of this Article IX which required each affected Holder’s consent.

All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate series on any matter; provided, however, that if any amendment, waiver or other modification will only affect one series of Notes, only the consent of the Holders the specified percentage of principal amount of the affected series of Notes then outstanding (and not the consent of the Holders of at least a majority of all Notes), shall be required.

The aggregate principal amount of the Notes, at any date of determination, shall be the sum of (1) the principal amount of the U.S. Dollar Notes at such date of determination plus (2) the Dollar Equivalent, at such date of determination, of the principal amount of the Sterling Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes (and not solely the U.S. Dollar Notes or the Sterling Notes), such percentage shall be calculated, on the relevant date of determination, by dividing (x) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (y) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence and other provisions in this Indenture. Any such calculation shall be made by the Issuers and delivered to the Trustee in an Officer’s Certificate.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment, supplement or waiver under this Indenture becomes effective, the Issuer is required to deliver to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment, supplement or waiver.

Upon the request of the Issuer, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall deliver to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

After an amendment, supplement or waiver under the foregoing paragraph becomes effective, the Issuers shall, in the case of Definitive Notes, mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver.

If and for so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market, and the rules of the Irish Stock Exchange so require, the Issuers shall post on the website of the Irish Stock Exchange any of the foregoing amendments, supplements or waivers to the extent and in the manner permitted by such rules.

Notwithstanding anything to the contrary in Section 9.02, in order to effect an amendment authorized by Section 9.02(5), it shall only be necessary for the supplemental indenture to be duly authorized and executed by the Issuers and the Trustee.

SECTION 9.03 Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuers may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Issuers shall designate.

SECTION 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of any Note, the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05 Trustee to Sign Amendments, etc.. The Trustee shall, at the cost and expense of the Issuers, execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity and/or security (including by way of pre-funding) satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that (i) the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and (ii) constitutes the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms.

ARTICLE X

GUARANTEES

SECTION 10.01 Guarantee. (a) The Notes will initially not be guaranteed. Upon completion of the Acquisition, the Issuer shall cause the Post-Completion Date Guarantors to execute a supplemental indenture as a Subsidiary Guarantor within 90 days of completion of the Acquisition. Subject to the provisions of Section 10.02 hereof and any other limitations under applicable law. Each Guarantor will, fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Note Guarantee Obligations”). Each Guarantor further agrees (to the extent permitted by and subject to requirements under applicable law) that the Note Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X (to the extent permitted by applicable and subject to requirements under applicable law) notwithstanding any extension or renewal of any Note Guarantee Obligation.

(b) To the extent permitted by law, each Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Note Guarantee Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Note Guarantee Obligations. The obligations of each Guarantor hereunder shall not (to the extent permitted by and subject to requirements under applicable law) be affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers, any other Guarantor or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Note Guarantee Obligations or any of them; or (e) any change in the ownership of the Issuers.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Note Guarantee Obligations.

(d) Subject to the provisions of Section 10.02 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Note Guarantee Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent permitted by law) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent permitted by law) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, (ii) any waiver or modification of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of the Note Guarantee Obligations, or (iv) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(e) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Amounts, if any, on any of the Note Guarantee Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization (including examinership) of the Issuers or otherwise.

(f) Subject to the provisions of Section 10.02 hereof, in furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Note Guarantee Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for and on behalf of itself and the Holders an amount equal to the sum of (i) the unpaid amount of such Note Guarantee Obligations then due and owing and (ii) accrued and unpaid interest on such Note Guarantee Obligations then due and owing (but only to the extent not prohibited by law). Payments made under this guarantee shall be made to the Trustee on behalf of the Holders.

(g) Each Guarantor further agrees that, as between it, on the one hand, and the Holders, on the other hand, but subject always to Section 10.02 hereof, (x) the maturity of the Note Guarantee Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Guarantee Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Note Guarantee Obligations, such Note Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of its Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i) Neither the Issuers nor the Guarantors shall be required to make a notation on the applicable Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 10.02 Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Note Guarantee Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or transfer or similar laws affecting the rights of creditors generally.

(b) The liability of each Guarantor under this Article X shall be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law and in any supplemental indenture executed by a Subsidiary providing for a Guarantee.

SECTION 10.03 Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall endure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06 Release of Guarantor. (a) Notwithstanding anything in this Indenture to the contrary, the Guarantee of any Guarantor will be released:

(1) upon Legal Defeasance, Covenant Defeasance or Satisfaction and Discharge of this Indenture as provided for in Article VIII; or

(2) upon the full and final payment and performance of all Obligations of the Issuers and the Guarantors under this Indenture and the Notes.

(b) Notwithstanding anything in this Indenture to the contrary, the Guarantee of a Guarantor will be released:

(i) in the case of the Guarantee of a Subsidiary Guarantor:

(1) in connection with any sale, transfer, conveyance or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer;

(2) in connection with any sale, transfer, conveyance or other disposition of Capital Stock of that Subsidiary Guarantor or its direct or indirect parent entity to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if such Subsidiary Guarantor ceases to be a Subsidiary of the Issuer as a result of such sale or other disposition;

(3) upon the release of that Subsidiary Guarantor of its guarantee of the Senior Secured Credit Facilities (including, without limitation, upon repayment of obligations outstanding under the Senior Secured Credit Facilities) and obligations of that Subsidiary Guarantor in respect of any other Indebtedness at that time that would have otherwise given rise to a requirement to guarantee the Notes pursuant to Section 4.05 had that Person not already been a Subsidiary Guarantor; provided that should that Subsidiary Guarantor thereafter guarantee obligations under the Senior Secured Credit Facilities (or such guarantee of the Senior Secured Credit Facilities is reinstated or renewed), then that Subsidiary Guarantor will guarantee the Notes on the terms and conditions set forth in this Indenture;

(4) in accordance with Article IX; or

(5) upon the release of the obligations of that Subsidiary Guarantor in respect of Indebtedness that gave rise to the requirement to guarantee the Notes pursuant to Section 4.05, so long as no Event of Default would arise as a result thereof and that Subsidiary Guarantor has no other obligations in respect of Indebtedness at that time that would have otherwise given rise to a requirement to guarantee the Notes pursuant to Section 4.05 had that Subsidiary not already been a Subsidiary Guarantor; and

(ii) in the case of the Guarantee of a Guarantor that is not a Subsidiary Guarantor, upon delivery of an Officer’s Certificate to the Trustee stating that the Guarantee of such Guarantor is released.

In connection with any release specified in this Section 10.06, the Trustee will, at the request and expense of the Issuers, execute any documents reasonably necessary in order to evidence or effect such release, discharge and termination in respect of such Guarantee in accordance with these provisions, subject to customary protections and indemnifications. Neither the Issuers nor any Guarantor will be required to make a notation on the Notes to reflect any such release, termination or discharge. Each of the releases and amendments set forth above shall be effected by the Trustee without any consent of the Holders or any other action or consent on the part of the Trustee.

SECTION 10.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.05 or Section 10.01(a) shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article X and shall guarantee the Guarantee Obligations. Any Guarantee may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. Any such limitation language may be included in the applicable supplemental indenture. Concurrently with the execution and delivery of such supplemental indenture, the Trustee shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that (i) the execution of any supplemental indenture authorized pursuant to this Article X is authorized or permitted by this Indenture and (ii) constitutes the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuers or any Subsidiary Guarantor:

vantiv, LLC

8500 Governors Hill Drive

Symmes Township, OH 45249

Attention: Mark Heimbouch

Telephone: 513-900-5100

Facsimile: 513-900-5206

Email: mark.heimbouch@vantiv.com

with a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Sidley Austin LLP

2021 McKinney Avenue, Suite 2000

Dallas TX 75201

Attention: Kelly M. Dybala and Alan G. Grinceri Telephone: (214) 981-3426

Facsimile: (214) 981-3400

Email: kdybala@sidley.com and agrinceri@sidley.com

if to the Trustee:

BNY Mellon Corporate Trustee Services Limited

One Canada Square

Canary Wharf

London E14 5LB

Attention: Trustee Administration Manager – Vantiv

Fax no.: +44 207 964 2509

Email: corpsov2@bnymellon.com

if to the U.S. Dollar Paying Agent and U.S. Dollar Transfer Agent:

The Bank of New York Mellon

101 Barclay Street

New York NY 10286

Attention: Corp Trust Administration - Vantiv

Fax: + 1 212 815 5915

if to the Sterling Paying Agent and Sterling Transfer Agent:

The Bank of New York Mellon

One Canada Square

London E14 5AL

Fax: +44 207 964 2536

Email: corpsov2@bnymellon.com

Attention: Corporate Trust Administration - Vantiv

Fax: +44 1202 689660

if to the Registrar:

The Bank of New York Mellon, SA/NV, Luxembourg Branch

Vertigo Building - Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Attention: Corporate Trust Administration - Vantiv

Fax: +(352)24524204

E-Mail: Luxmb_SPS@bnymellon.com

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and any notice to the Trustee or any Agent shall not be deemed to have been given until actually received by the addressee).

In the case of Definitive Notes, all notices to Holders will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. In addition, if and for so long as the Notes are listed on the Irish Stock Exchange and admitted to trading on the Global Exchange Market thereof and the rules of the Irish Stock Exchange so require, all notices will be published in a newspaper having general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange (www.ise.ie). Each such notice shall be deemed to have been given on the date of such publication, or, if published more than once on different dates, on the first date on which publication is made, provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any series of Notes are represented by Global Notes, all notices to Holders or such series of Notes will be delivered to DTC, in the case of the U.S. Dollar Notes, and each Clearing Agency, in the case of the Sterling Notes, each of which will give notice of such notice to the holders of beneficial interests in such series of Notes and all notices that are required to be delivered to Holders will be deemed delivered for purposes of this Indenture if delivered to such DTC and Clearing Agencies for communication to holders of book-entry interests on the date delivered to DTC and each Clearing Agency. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Person if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided in this Section 11.01, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuers. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuers; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuers as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuers shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from an Issuer to the Trustee for the purposes of this Indenture.

SECTION 11.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee or an Agent to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that no such Officer’s Certificate shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuers may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with,

provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officer’s Certificate or a certificate of a public official.

SECTION 11.04 Rules by Trustee, Paying Agents, Registrar. The Trustee, the Paying Agents or the Registrar may make reasonable rules for its functions.

SECTION 11.05 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.06 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; This Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Issuers irrevocably consent and submit, for themselves and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts. The Issuers irrevocably waive, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers agree, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuers, and waive, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Issuers’ jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.

SECTION 11.07 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.08 No Personal Liability of Directors, Officers, Employees, and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.09 Currency Indemnity. Sterling is the sole currency of account and payment for all sums payable by the Issuers and the Guarantors under or in connection with the Sterling Notes and the Guarantees thereof, including damages. Any amount received or recovered in a currency other than sterling for the Sterling Notes, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of any of the Issuers, any Guarantor or otherwise, by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from any of the Issuers or Guarantors will only constitute a discharge to the Issuers or the Guarantors, as applicable, to the extent of the sterling amount which the recipient could purchase in the London foreign exchange markets with the amount so received or recovered in that other currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt or recovery.

If that sterling amount is less than the sterling amount expressed to be due to the recipient under any Sterling Note, any Guarantee or to the Trustee, the Issuers and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuers and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this Section 11.09, it will be sufficient for the Holder of the applicable series of Notes or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of sterling been made with the amount so received in that other currency on the first Business Day following receipt or recovery (or, if a purchase of sterling on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned in this Section 11.09). These indemnities constitute a separate and independent obligation from the Issuers’ and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

SECTION 11.10 Currency Calculation. Except as otherwise specifically set forth herein, for purposes of determining compliance with any sterling-denominated restriction herein, the sterling-equivalent amount for purposes hereof that is denominated in a non-sterling currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-sterling amount is incurred or made, as the case may be.

SECTION 11.11 Information. If and for so long as the Notes are admitted to the Official List of the Irish Stock Exchange and admitted for trading on the Global Exchange Market, and the rules of the Irish Stock Exchange so require, copies of this Indenture will be made available through the offices of the Ireland listing agent.

SECTION 11.12 Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13 Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

SECTION 11.14 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.15 Table of Contents, Headings, etc.. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16 USA Patriot Act. The parties hereto acknowledge that in order to help the government fight the funding of terrorism and money laundering activities, pursuant to federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with the Trustee. The parties hereto agree that they will provide the Trustee with name, address, tax identification number, if applicable, and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship, and will further provide the Trustee with formation documents such as articles of incorporation or other identifying documents.

VANTIV, LLC

By:	/s/ STEPHANIE FERRIS
Name: Stephanie Ferris
Title: Chief Financial Officer

VANTIV ISSUER CORP.

By:	/s/ STEPHANIE FERRIS
Name: Stephanie Ferris
Title: Chief Financial Office

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee

By:	/s/ CHARLOTTE DAVIDSON
Name: Charlotte Davidson
Title: Vice President

THE BANK OF NEW YORK MELLON, as U.S. Dollar Paying Agent and U.S. Dollar Transfer Agent

By:	/s/ CHARLOTTE DAVIDSON
Name: Charlotte Davidson
Title: Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Sterling Paying Agent and Sterling Transfer Agent

By:	/s/ CHARLOTTE DAVIDSON
Name: Charlotte Davidson
Title: Vice President

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Registrar

By:	/s/ CHARLOTTE DAVIDSON
Name: Charlotte Davidson
Title: Vice President

EXHIBIT A

TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOClETE ANONYME (“CLEARSTREAM”)][THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”)] TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [EUROCLEAR OR CLEARSTREAM][DTC] (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [EUROCLEAR OR CLEARSTREAM][DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [EUROCLEAR OR CLEARSTREAM][DTC] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Security Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE U.S. SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Temporary Regulation S Global Note Legend]

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

VANTIV, LLC

VANTIV ISSUER CORP.

[4.375% SENIOR NOTES DUE 2025][3.875% SENIOR NOTES DUE 2025]

[Common Code][CUSIP]:

ISIN:

No. ____

VANTIV, LLC, a Delaware limited liability company (the “Issuer”) and VANTIV ISSUER CORP., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers,” which term includes any successor corporation), for value received promise to pay to                 or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on November 15, 2025.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2018.

Record Dates: May 1 and November 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: [•]

VANTIV, LLC

By:
Name:
Title:

VANTIV ISSUER CORP.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

BNY Mellon Corporate Trustee Services Limited, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

VANTIV, LLC

VANTIV ISSUER CORP.

[4.375% SENIOR NOTES DUE 2025][3.875% SENIOR NOTES DUE 2025]

1. Interest. VANTIV, LLC, a Delaware limited liability company (the “Issuer”) and VANTIV ISSUER CORP., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on May 15, 2018. The Issuers will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the Notes will accrue at the rate of [4.375%][3.875%] per annum. Interest accruing on all Notes then outstanding will be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes.

2. Additional Amounts. The Issuers will pay Additional Amounts as set forth in Section 4.10 of the Indenture.

3. Method of Payment. The Issuers shall pay interest (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to the applicable Paying Agent to collect principal payments. The Issuers shall pay all amounts owing hereunder in [U.S. dollars][sterling]. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, redemption date or other repurchase date will be made available to the applicable Paying Agent to permit the applicable Paying Agent to pay such funds to the Holders on such respective dates.

4. Paying Agent, Transfer Agent and Registrar. The Issuers initially appoint The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar, The Bank of New York Mellon as U.S. Dollar Paying Agent and U.S. Dollar Transfer Agent and The Bank of New York Mellon, London Branch as Sterling Paying Agent and Sterling Transfer Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuers will provide notice thereof as set forth in the Indenture. The Issuers may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5. Indenture. The Issuers issued the Notes under an Indenture, dated as of December 21, 2017 (the “Indenture”), among the Issuers and BNY Mellon Corporate Trustee Services Limited, as Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as its [4.375%][3.875%] Senior Notes due 2025 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuers. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6. Optional Redemption. Except as set forth below or under Paragraph 7, none of the Notes will be redeemable at the Issuer’s option prior to November 15, 2020.

[At any time prior to November 15, 2020, the Issuers may redeem the U.S. Dollar Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

At any time on or after November 15, 2020, the Issuers may redeem the U.S. Dollar Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at the redemption price set forth below (expressed as a percentage of the principal amount of the U.S. Dollar Notes to be redeemed), plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set out below:

Year	Percentage
2020	102.188%
2021	101.094%
2022 and thereafter	100.000%

At any time prior to November 15, 2020, the Issuers may redeem up to 40% of the original principal amount of the U.S. Dollar Notes (calculated after giving effect to any issuance of Additional U.S. Dollar Notes), on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 104.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that:

(i) at least 50% of the original principal amount of the U.S. Dollar Notes (calculated after giving effect to any issuance of Additional U.S. Dollar Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 180 days after the closing of such Equity Offering.]

[At any time prior to November 15, 2020, the Issuers may redeem the Sterling Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

At any time on or after November 15, 2020, the Issuers may redeem the Sterling Notes, in whole or in part on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, at the redemption price set forth below (expressed as a percentage of the principal amount of the Sterling Notes to be redeemed), plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set out below:

Year	Percentage
2020	101.938%
2021	100.969%
2022 and thereafter	100.000%

At any time prior to November 15, 2020, the Issuers may redeem up to 40% of the original principal amount of the Sterling Notes (calculated after giving effect to any issuance of Additional Sterling Notes), on any one or more occasions, upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that:

(iii) at least 50% of the original principal amount of the Sterling Notes (calculated after giving effect to any issuance of Additional Sterling Notes) remains outstanding after each such redemption; and

(iv) the redemption occurs within 180 days after the closing of such Equity Offering.]

If the redemption date pursuant to this Paragraph 6 is on or after a Record Date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to such redemption by the Issuers.

7. Special Tax Redemption. If as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a ruling by a court of competent jurisdiction in the Relevant Taxing Jurisdiction), which change or amendment is announced and becomes effective on or after the date of the Offering Memorandum (or, in the case of a Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, after the date such jurisdiction becomes a Relevant Taxing Jurisdiction), the Issuers become or will become obligated to pay Additional Amounts on a series of the Notes on the next applicable payment date (such change or amendment, a “Change in Tax Law”), the Issuers may, at their option, redeem such series of the Notes, in whole but not in part, on not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise if the Issuers determine, in their business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuers, not including substitution of the obligor under the Notes. Prior to the publication or mailing of any notice of redemption of the relevant Notes pursuant to this Paragraph 7 (and as a condition to such redemption), the Issuers will deliver to the Trustee (i) an opinion of independent tax counsel reasonably satisfactory to the Trustee to the effect that the Issuers are or will be obligated to pay Additional Amounts as a result of a Change in Tax Law and (ii) an Officer’s Certificate stating that the Issuers are entitled to redeem such series of the Notes pursuant to their terms and that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to the Issuers. If the Issuers redeem a series of the Notes under the circumstances described in this Paragraph 7, then, notwithstanding any provision to the contrary set forth in this Paragraph 7, payments of interest on the Notes on any interest payment date falling on or prior to the applicable redemption date for the Notes will be payable to the Holders of the Notes (or one or more predecessor Notes) of record at the close of business on the relevant Record Date.

The Trustee will accept and shall be entitled to rely absolutely and without further inquiry on such opinion and Officer’s Certificate as sufficient existence of the satisfaction of the conditions precedent in this Paragraph 7, in which event it will be conclusive and binding on the Holders.

8. Special Mandatory Redemption. The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes, other than a Special Mandatory Redemption pursuant to the Escrow Agreement and Section 3.09 of the Indenture.

9. Notice of Redemption. Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. At the Issuers’ request made at least 10 days before the redemption date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall deliver to the Trustee an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items and that such redemption will comply with the conditions hereof.

10. Change of Control Repurchase Event Offer. Upon the occurrence of a Change of Control Repurchase Event, the Issuers will be required to make an offer to purchase all of the Notes at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuers prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11. Guarantees. The payment by the Issuers of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuers under the Indenture will be, subject to Section 10.02 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, on completion of the Acquisition, by the Completion Date Guarantors and, within 90 days of completion of the Acquisition, by the Post-Completion Date Guarantors, to the extent set forth in the Indenture.

12. Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of [£100,000][$200,000] and integral multiples of [£1,000][$1,000] in excess thereof. The Trustee, the Registrar and the Paying Agents and Transfer Agents may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

13. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

14. Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15. Legal Defeasance and Covenant Defeasance; Satisfaction and Discharge. The Issuers may be discharged from their obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

16. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

17. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (e) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity and/or security (including by way of pre-funding) satisfactory to it against any loss, liability or expense. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

19. Trustee Dealings with Issuers. The Trustee, the Paying Agent or any other such agent under the Indenture, in its respective individual or any other capacity, may become the owner or pledgee of Notes, may make loans to, accept deposits from, perform services for and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee, any Paying Agent or other such agent.

20. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note.

22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

23. ISINs and [Common Codes][CUSIPs]. The Issuers have caused ISINs and [Common Codes][CUSIPs] to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24. Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be [•]. The following decreases/increases in the aggregate principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Aggregate Principal Amount	Total Aggregate Principal Amount Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.09 of the Indenture, state the amount:

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                                                                                                   Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agents	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to                 principal amount of Notes held in (check applicable space)             book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Registrar or applicable Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Note held by a Clearing Agency or DTC a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Registrar or applicable Transfer Agent by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐ to the Issuers; or

(2) ☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the relevant restricted period; or

(6) ☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7) ☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Registrar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agents	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT B

TO THE INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [•], among (i) [GUARANTOR] (the “Guarantor”), a [type of company] organized under the laws of [jurisdiction of organization] with its registered office at [registered office] and a Subsidiary, (ii) VANTIV, LLC, a Delaware limited liability company (the “Issuer”) and VANTIV ISSUER CORP., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and (iii) BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee.

WITNESSETH:

WHEREAS the Issuers have heretofore executed an Indenture dated as of December 21, 2017 (the “Indenture”), providing for the issuance of the Notes by the Issuers;

WHEREAS, the Indenture provides that the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Guarantee. The Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2. Agreement to be Bound. The Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantor and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name: Title:

VANTIV, LLC

By:
Name: Title:

VANTIV ISSUER CORP.

By:
Name: Title:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee

By:
Name:
Title: